                                                                EXHIBIT 10.18(1)

                            ASSET PURCHASE AGREEMENT
                            ------------------------



                           Dated as of March 18, 1996

                            ASSET PURCHASE AGREEMENT
                            ------------------------

                               TABLE OF CONTENTS
                               -----------------

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                                                                                        Page
                                                                                        ----
ARTICLE I      DEFINITIONS...........................................................      1
        1.1    1993 License Agreement................................................      1
        1.2    1993 Management Agreement.............................................      2
        1.3    Actions...............................................................      2
        1.4    Affiliate.............................................................      2
        1.5    Agreement.............................................................      2
        1.6    Benefit Arrangement...................................................      2
        1.7    Best Knowledge........................................................      2
        1.8    Books and Records.....................................................      2
        1.9    Buyer.................................................................      3
        1.10   California/Arizona Buyer..............................................      3
        1.11   CHE...................................................................      3
        1.12   Cleanup...............................................................      3
        1.13   Closing...............................................................      3
        1.14   Closing Balance Sheet.................................................      3
        1.15   Closing Date..........................................................      3
        1.16   Code..................................................................      3
        1.17   Condition.............................................................      3
        1.18   Contract Rights.......................................................      3
        1.19   Contracts.............................................................      3
        1.20   Damages...............................................................      3
        1.21   Disclosure Schedules..................................................      3
        1.22   Employee Plans........................................................      3
        1.23   Encumbrances..........................................................      3
        1.24   Environmental Claim...................................................      4
        1.25   Environmental Laws....................................................      4
        1.26   ERISA.................................................................      4
        1.27   ERISA Affiliate.......................................................      4
        1.28   Excess................................................................      4
        1.29   Excluded Assets.......................................................      4
        1.30   Financial Statements..................................................      5
        1.31   First Amendment to IR-L.P. Partnership Agreement......................      5
        1.32   Fixtures and Equipment................................................      5
        1.33   FL Holdings...........................................................      5
        1.34   GAAP..................................................................      5
        1.35   Hazardous Materials...................................................      5
        1.36   Inventories...........................................................      5
        1.37   IR-L.P................................................................      5

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
        1.39   Leasehold Estates.....................................................      5
        1.40   Leasehold Improvements................................................      5
        1.41   Leases................................................................      6
        1.42   Liabilities...........................................................      6
        1.43   License Agreement.....................................................      6
        1.44   Liens.................................................................      6
        1.45   Liquor Licenses.......................................................      6
        1.46   Management Agreement..................................................      6
        1.47   Multi-Employer Plan...................................................      6
        1.48   Note and Loan Agreement...............................................      6
        1.49   OSHA..................................................................      6
        1.50   Partnership Agreement.................................................      6
        1.51   Partnership Interest Purchase Agreement...............................      6
        1.52   Pension Plan..........................................................      6
        1.53   Permits...............................................................      7
        1.54   Person................................................................      7
        1.55   Pledge and Security Agreement.........................................      7
        1.56   Post-Closing Schedule.................................................      7
        1.57   Prorations............................................................      7
        1.58   Purchase Price........................................................      7
        1.59   Purchased Assets......................................................      7
        1.60   Real Property.........................................................      8
        1.61   Release...............................................................      8
        1.62   Representative........................................................      8
        1.63   Restaurant Operations.................................................      8
        1.64   Restaurants...........................................................      8
        1.65   Seller................................................................      8
        1.66   Seneca................................................................      8
        1.67   Shortfall.............................................................      8
        1.68   Sublease Agreement....................................................      8
        1.69   Taxes.................................................................      8
        1.70   Title Documents.......................................................      9
        1.71   Welfare Plan..........................................................      9

ARTICLE II     PURCHASE AND SALE OF PURCHASED ASSETS AND ASSUMPTION OF LIABILITIES...      9

         2.1   Transfer of Purchased Assets..........................................      9
         2.2   Assumption of Liabilities.............................................      9
         2.3   Purchase Price........................................................     10

ARTICLE III    CLOSING...............................................................     10

         3.1   Closing                                                                    10
         3.2   Conveyances at Closing................................................     11
         3.3   Assignment and Assumption Document....................................     11

ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF SELLER..............................     12

        4.1    Organization and Qualification of Seller..............................     12
        4.2    Authority of Seller...................................................     12
        4.3    Due Execution.........................................................     12
        4.4    No Conflict or Violation..............................................     12
        4.5    Consents and Approvals................................................     13
        4.6    Books and Records.....................................................     13
        4.7    Financial Statements..................................................     13
        4.8    Litigation............................................................     13
        4.9    Compliance with Law...................................................     14
        4.10   Liquor Licenses.......................................................     14
        4.11   Changes...............................................................     14
        4.12   Purchased Assets......................................................     16
        4.13   Real Property and Leases..............................................     16
        4.14   Contracts and Commitments.............................................     17
        4.15   Absence of Breaches or Defaults.......................................     18
        4.16   1993 License Agreement................................................     18
        4.17   Employee Benefit Plans................................................     18
        4.18   Taxes and Tax Returns.................................................     19
        4.19   Environmental.........................................................     20
        4.20   Insurance.............................................................     21
        4.21   Brokers and Finders...................................................     21
        4.22   Illegal Payments......................................................     21
        4.23   No Other Agreements to Sell...........................................     21
        4.24   Labor Matters.........................................................     22
        4.25   Suppliers.............................................................     22
        4.26   Inventories...........................................................     22
        4.27   Material Misstatements Or Omissions...................................     22

ARTICLE V      REPRESENTATIONS AND WARRANTIES OF BUYER...............................     23

         5.1   Organization..........................................................     23
         5.2   Authority.............................................................     23
         5.3   Due Execution.........................................................     23
         5.4   No Conflict or Violation..............................................     23
         5.5   Consents and Approvals................................................     24
         5.6   Litigation............................................................     24
         5.7   Brokers and Finders...................................................     24
         5.8   Assets and Liabilities................................................     24
         5.9   Material Misstatements Or Omissions...................................     24

ARTICLE VI     FURTHER ASSURANCES....................................................     24

ARTICLE VII    CONDITIONS TO THE OBLIGATION OF SELLER.................................    25

        7.1    Representations, Warranties and Covenants..............................    25
        7.2    Consents...............................................................    25
        7.3    No Proceedings or Litigation...........................................    25
        7.4    Opinion of Counsel.....................................................    25
        7.5    Certificates...........................................................    26
        7.6    Authorization Documents................................................    26
        7.7    Loan, Security and Guaranty Documents..................................    26
        7.8    Assignment and Assumption Document.....................................    26
        7.9    Sublease Agreement.....................................................    26
        7.10   1993 Management Agreement and 1993 License Agreement...................    26
        7.11   License Agreement......................................................    26
        7.12   Management Agreement...................................................    26
        7.13   Partnership Interest Purchase Agreement................................    26

ARTICLE VIII   CONDITIONS TO THE OBLIGATION OF BUYER..................................    27

        8.1    Limited Partner Approval...............................................    27
        8.2    Representations, Warranties and Covenants..............................    27
        8.3    Consents...............................................................    27
        8.4    Title..................................................................    27
        8.5    No Proceedings or Litigation...........................................    27
        8.6    Opinions of Counsel....................................................    28
        8.7    Certificates...........................................................    28
        8.8    Material Changes.......................................................    28
        8.9    Corporate Documents....................................................    28
        8.10   Conveyancing Documents.................................................    28
        8.11   Due Diligence Review...................................................    28
        8.12   Inspection and Studies.................................................    28
        8.13   No Guaranty of Leases..................................................    29
        8.14   1993 Management Agreement and 1993 License Agreement...................    29
        8.15   Name Change............................................................    29
        8.16   License Agreement......................................................    29
        8.17   Management Agreement...................................................    29
        8.18   Partnership Interest Purchase Agreement................................    29

ARTICLE IX     RISK OF LOSS...........................................................    29

ARTICLE X      PRE-CLOSING COVENANTS..................................................    30

        10.1   Conduct of Business Prior to Closing...................................    30
        10.2   Employees..............................................................    31

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
       10.3    Financial Statements..................................................     31
       10.4    Title Documents; Title Insurance......................................     31
       10.5    Consent of the Limited Partners.......................................     31
       10.6    Access to Information; Inspections and Studies........................     31
       10.7    Consents; Non-Disturbance Agreements..................................     31
       10.8    Public Announcements..................................................     32
       10.9    Notice of Development.................................................     32
       10.10   Advances..............................................................     32

ARTICLE XI     POST-CLOSING COVENANTS................................................     33

       11.1    Health Insurance Benefits.............................................     33
       11.2    Survival of Representations, Etc......................................     33
       11.3    Indemnification.......................................................     33
       11.4    Certain Post-Closing Adjustments......................................     37
       11.5    Nonsolicitation of Employees..........................................     38
       11.6    Proprietary Information...............................................     38
       11.7    Collection of Receivables.............................................     39
       11.8    Further Assurances....................................................     39

ARTICLE XII    TERMINATION...........................................................     39

       12.1    Termination...........................................................     39
       12.2    Effect of Termination.................................................     40

ARTICLE XIII   MISCELLANEOUS.........................................................     40

       13.1    Assignment; Parties in Interest.......................................     40
       13.2    Notices...............................................................     40
       13.3    Confidential Information..............................................     41
       13.4    Attorneys' Fees.......................................................     41
       13.5    Choice of Law.........................................................     41
       13.6    Entire Agreement; Amendments and Waivers..............................     42
       13.7    Multiple Counterparts.................................................     42
       13.8    Expenses..............................................................     42
       13.9    Invalidity............................................................     42
       13.10   Titles................................................................     42

EXHIBITS:
- -----------

EXHIBIT "A"           FORM OF LICENSE AGREEMENT
- -----------
EXHIBIT "B"           FORM OF MANAGEMENT AGREEMENT
- -----------
EXHIBIT "C"           FORM OF LOAN AND SECURITY AGREEMENT
- -----------
EXHIBIT "D"           FORM OF PROMISSORY NOTE
- -----------
EXHIBIT "E"           FORM OF PLEDGE AND SECURITY AGREEMENT
- -----------
EXHIBIT "F"           FORM OF BILL OF SALE
- -----------
EXHIBIT "G"           FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
- -----------
EXHIBIT "H"           FORM OF TERMINATION AGREEMENT OF 1993 MANAGEMENT AGREEMENT
- -----------
EXHIBIT "I"           FORM OF TERMINATION AGREEMENT OF 1993 LICENSE AGREEMENT
- -----------
EXHIBIT "J"           FORM OF NON-DISTURBANCE LANGUAGE
- -----------
EXHIBIT "K"           FORM OF GUARANTY
- -----------


SCHEDULES:
- -------------

SCHEDULE 1.64         RESTAURANTS
- -------------
SCHEDULE 4.4          NO CONFLICT OR VIOLATION
- -------------
SCHEDULE 4.5          CONSENTS AND APPROVALS
- -------------
SCHEDULE 4.7          LIABILITIES
- -------------
SCHEDULE 4.9          COMPLIANCE WITH LAW
- -------------
SCHEDULE 4.10         PERMITS
- -------------
SCHEDULE 4.11         CHANGES SINCE DECEMBER 31, 1995
- -------------
SCHEDULE 4.12         ASSETS
- -------------
SCHEDULE 4.13         REAL PROPERTY AND LEASES
- -------------
SCHEDULE 4.14         CONTRACTS AND COMMITMENTS
- -------------
SCHEDULE 4.17         EMPLOYEE BENEFIT PLANS
- -------------
SCHEDULE 4.18         TAXES AND TAX RETURNS
- -------------
SCHEDULE 4.19         ENVIRONMENTAL
- -------------
SCHEDULE 4.20         INSURANCE
- -------------
SCHEDULE 4.25         SUPPLIERS
- -------------


                            ASSET PURCHASE AGREEMENT
                            ------------------------

          THIS ASSET PURCHASE AGREEMENT (the "Agreement"), dated as of March 18, 1996, is made and entered into by and between ISLANDS RESTAURANTS, INC., a Delaware corporation ("Seller") and ISLANDS FLORIDA LP, a Delaware limited partnership ("Buyer").

                               R E C I T A L S :
                               ----------------

          A. WHEREAS, Seller currently owns and operates six (6) restaurants under the trade name of "Islands" throughout Florida, all as more particularly described on Schedule 1.64 (the "Restaurants").
             -------------

          B. WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, upon the terms and subject to the conditions set forth in this Agreement, certain assets, as more particularly described in this Agreement, necessary for the operation of the Restaurants as a going concern.

          C. WHEREAS, the parties now desire to effectuate the foregoing provisions of these Recitals upon such terms and subject to the conditions as are hereinafter set forth.

          NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                              A G R E E M E N T :
                              ------------------

                                   ARTICLE I


                                  DEFINITIONS
                                  -----------

          For purposes of this Agreement and all Exhibits and Schedules attached hereto, the following terms shall have the meanings specified below. References to plural terms shall include the singular and references to the singular shall include the plural of such terms.

          1.1  "1993 License Agreement" shall mean that certain Amended and
                ----------------------
Restated Area Development and License Agreement entered into on December 16, 1993, which is currently by and between IR-L.P. (the successor to the agreement by assignment from Seneca Partners, Inc., a California corporation formerly known as Islands Restaurants), as licensor, and Seller (formerly known as Big Wave, Inc.), as licensee.

          1.2  "1993 Management Agreement" shall mean that certain Management
                -------------------------
Agreement entered into on December 16, 1993 (but made effective as of January 3, 1994) which is currently by and between IR-L.P. (the successor to the agreement by assignment from Seneca Partners, Inc., a California corporation, formerly known as Islands Restaurants) and Seller (formerly known as Big Wave, Inc.).

          1.3  "Actions" shall mean any action, claim, suit, litigation,
                -------
proceeding, dispute or arbitration and any outstanding order, writ, injunction, judgment or decree.

          1.4  "Affiliate" means, applied to any Person, any other Person
                ---------
directly or indirectly controlling, controlled by, or under common control with, that Person. For purposes of this definition, "control" as applied to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or partnership interests, by contract, or otherwise.

          1.5  "Agreement" shall have the meaning given in the Preamble hereof.
                ---------

          1.6  "Benefit Arrangement" shall mean any written employment,
                -------------------
consulting, severance or other similar contract, arrangement or policy and each written plan, arrangement, program, agreement or commitment providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, retirement benefits, life, health, disability or accident benefits (including, without limitation, any "voluntary employees' beneficiary association" as defined in Section 501(c)(9) of the Code providing for the same or other benefits) or for deferred compensation, profit-sharing bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (a) is not a Welfare Plan, Pension Plan or Multi-Employer Plan,
(b) is entered into, maintained, contributed to or required to be contributed to, as the case may be, by Seller or an ERISA Affiliate in connection with the Restaurant Operations or under which Seller or any ERISA Affiliate may incur any liability arising out of the Restaurant Operations, and (c) covers any employee or former employee of Seller.

          1.7  "Best Knowledge" when used with respect to (i) Seller, shall mean
                --------------
known to the actual knowledge of Douglas Kollus, Glen Freter or any other executive officer (no more junior than a Vice President) of Seller, or John M. Creed, William R. Kuntz, Jr., Esq., Harold E. Gaubert, Jr., or Timothy A. Halverson, each in their individual capacities and not in their capacities as officers of CHE, and (ii) Buyer, shall mean known to the actual knowledge of John P. Wagner or Anthony R. DeGrazier, II. Notwithstanding anything in this Agreement to the contrary, no individual named in this definition shall have any personal liability in connection with this Agreement, and the fact that certain officers and/or employees of CHE and Seneca are included in this definition shall not result in any liability on the part of CHE or Seneca for any of the representations and warranties of Seller or Buyer made herein.

          1.8  "Books and Records" shall mean (a) all records and lists
                -----------------
pertaining to the Purchased Assets and/or the Restaurant Operations, (b) all records and lists pertaining to the business, customers, suppliers or personnel of any of the Restaurants, (c) all product, business and marketing plans and records used by or in connection with any of the Restaurants, and (d) all books, ledgers, files, reports, plans, and operating records of every kind related to or used in connection with the Purchased Assets and/or Restaurant Operations. Books and Records shall include any of the foregoing which were or are maintained by either of Seller or CHE (or any of their Representatives).

          1.9  "Buyer" shall have the meaning given in the Preamble.
                -----

          1.10  "California/Arizona Buyer" shall have the meaning given in
                 ------------------------
Section 7.13 hereof.

          1.11  "CHE" shall mean Chart House Enterprises, Inc., a Delaware
                 ---
corporation and the sole stockholder of Seller.

          1.12  "Cleanup" shall mean all actions required to:  (1) cleanup,
                 -------
remove, treat or remediate Hazardous Materials in the indoor or outdoor environment; (2) prevent the Release of Hazardous Materials so that they do not migrate, endanger or threaten to endanger public health or welfare of the indoor or outdoor environment; (3) perform pre-remedial studies and investigations and post-remedial monitoring and care; or (4) respond to any government requests for information or documents in any way relating to cleanup, removal, treatment or remediation or potential cleanup, removal, treatment or remediation or Hazardous Materials in the indoor or outdoor environment.

          1.13  "Closing" shall have the meaning given in Section 3.1 hereof.
                 -------

          1.14  "Closing Balance Sheet" shall mean the balance sheet relating to
                 ---------------------
the Restaurant Operations, dated as of the Closing Date.

          1.15  "Closing Date" shall have the meaning given in Section 3.1
                 ------------
hereof.

          1.16  "Code" shall mean the Internal Revenue Code of 1986, as
                 ----
amended.

          1.17  "Condition" shall have the meaning given in Section 4.1 hereof.
                 ---------

          1.18  "Contract Rights" shall mean all of Seller's rights and
                 ---------------
obligations under the Contracts listed on Schedule 4.14 of the Disclosure
                                          -------------
Schedules attached hereto.

          1.19  "Contracts" shall have the meaning given in Section 4.14 hereof.
                 ---------

          1.20  "Damages" shall have the meaning given in Section 11.3(a)
                 -------
hereof.

          1.21  "Disclosure Schedules" shall mean the Disclosure Schedules
                 --------------------
attached hereto.

          1.22  "Employee Plans" shall mean all Benefit Arrangements, Welfare
                 --------------
Plans, Pension Plans and Multi-Employer Plans.

          1.23  "Encumbrances" shall mean any claim, lien, pledge, option,
                 ------------
charge, easement, security interest, deed of trust, mortgage, right-of-way, encroachment, building or use restriction, conditional sales agreement, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes, without limitation, any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof.

          1.24  "Environmental Claim" shall mean any claim, action, cause of
                 -------------------
action, investigation or notice (written or oral) by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, Cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (A) the presence, or Release into the indoor or outdoor environment, of any Hazardous Materials at any location, whether or not owned or operated by Seller or (B) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

          1.25  "Environmental Laws" shall mean all federal, state, local and
                 ------------------
foreign laws and regulations relating to pollution or protection of the environment, including without limitation, laws relating to Releases or threatened Releases of Hazardous Materials into the indoor or outdoor environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, disposal, transport or handling of Hazardous Materials and all laws and regulations with regard to record keeping, notification, disclosure and reporting requirements respecting Hazardous Materials.

          1.26  "ERISA" shall mean the Employee Retirement Income Security Act
                 -----
of 1974, as amended.

          1.27  "ERISA Affiliate" shall mean any entity which is (or at any
                 ---------------
relevant time was) a member of a "controlled group of corporations" with or under "common control" with Seller as defined in Section 414(b) or (c) of the Code.

          1.28  "Excess" shall have the meaning given in Section 11.4(a) hereof.
                 ------

          1.29  "Excluded Assets" shall, notwithstanding any other provision of
                 ---------------
this Agreement, mean the 1993 Management Agreement and any and all fees, overhead reimbursements and other amounts due and owing in connection with the 1993 Management Agreement, the 1993 License Agreement, all cash items (other than cash in registers and reserves at the Restaurants but including, without limitation, cash in depository and liquor bank accounts, all deferred pre-opening expenses, all accounts receivable (other than customer trade accounts receivable and employee advances, all of which shall be scheduled and, subject to Buyer's reasonable approval, be included in Purchased Assets, such schedule to be delivered in connection with the Closing Balance Sheet, but including, without limitation, reimbursements due from IR-L.P. and credit card receivables), any and all amounts accounted for as territorial rights, any and all supplies held in the commissary, all Employee Plans and all other assets, properties and rights of Seller not included within the definition of Purchased Assets set forth herein.

          1.30  "Financial Statements" shall mean the unaudited balance sheet of
                 --------------------
Seller as of December 31, 1995, and the related unaudited profit and loss statements for the year ended December 31, 1995.

          1.31  "First Amendment to IR-L.P. Partnership Agreement" shall mean
                 ------------------------------------------------
that certain First Amendment to First Amended and Completely Restated Agreement of Limited Partnership of Islands Restaurants, L.P., to be entered into prior to the Closing upon the written approval of holders of greater than fifty percent (50%) of the limited partnership interests, and which shall amend, among other things, the purposes of IR-L.P. to include, among other things, the business of owning and managing entities that own, manage and operate the Restaurants.

          1.32  "Fixtures and Equipment" shall mean all of the furniture,
                 ----------------------
fixtures, furnishings, equipment, machinery, appliances, tools, small wares, pots, pans, silverware, computers and computer systems, computer software (except for any and all computer software related to the Sextant System which is proprietary to CHE) owned by Seller and used in connection with the Restaurant Operations.

          1.33  "FL Holdings" shall mean Islands FL Holdings LP, a Delaware
                 -----------
limited partnership and the sole general partner and Class B limited partner of Buyer.

          1.34  "GAAP" shall have the meaning given in Section 4.7 hereof.
                 ----

          1.35  "Hazardous Materials" shall mean all substances defined as
                 -------------------
Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. (S) 300.5, or defined as such by, or regulated as such under, any Environmental Law.

          1.36  "Inventories" shall mean (a) all of Seller's inventories held
                 -----------
for resale in the ordinary course of Seller's business in connection with the Restaurant Operations, including, without limitation, food and beverage inventory and supplies and (b) all of Seller's office supplies and similar materials used in connection with the Restaurant Operations.

          1.37  "IR-L.P." shall mean Islands Restaurants, L.P., a Delaware
                 -------
limited partnership and an Affiliate of Buyer.

          1.38  "IR-L.P. Partnership Agreement" shall mean that certain First
                 -----------------------------
Amended and Completely Restated Agreement of Limited Partnership of Islands Restaurants, L.P., dated as of February 13, 1995, by and among Seneca, as general partner, and those certain persons and/or entities identified on Exhibit
                                                                         -------
"A" attached thereto, as limited partners, which governs IR-L.P.
- ---

          1.39  "Leasehold Estates" shall mean all of Seller's rights and
                 -----------------
obligations as lessee under any and all of the Leases.

          1.40  "Leasehold Improvements" shall mean all of Seller's leasehold
                 ----------------------
improvements situated in or on the real property leased under the Leases.

          1.41  "Leases" shall mean all of the existing leases with respect to
                 ------
the real and personal property used in connection with or relating to the Restaurant Operations, which Leases are listed on Schedule 4.13 of the
                                                  -------------
Disclosure Schedules attached hereto.

          1.42  "Liabilities" shall have the meaning given in Section 4.7
                 -----------
hereof.

          1.43  "License Agreement" shall mean the License Agreement,
                 -----------------
substantially in the form attached hereto as Exhibit "A", to be entered into by
                                             -----------
and between IR-L.P., as licensor, and Buyer, as licensee, in connection with, and as a condition to, the Closing pursuant to which IR-L.P. shall grant a non-exclusive license to use those certain Marks (as defined therein) and the trade name "Islands" and certain indicia of the "Islands" concept to the Buyer to be used only in connection with the Restaurant Operations and only at the Restaurants described on Schedule 1.64.
                         -------------

          1.44  "Liens" shall mean any claim, lien, charge, encumbrance,
                 -----
security interest, pledge, restriction or other right or interest of any person or entity.

          1.45  "Liquor Licenses" shall mean alcoholic beverage and liquor
                 ---------------
licenses.

          1.46  "Management Agreement" shall mean the Management Agreement,
                 --------------------
substantially in the form attached hereto as Exhibit "B", to be entered into by
                                             -----------
and between IR-L.P. and Buyer in connection with, and as a condition to, the Closing pursuant to which IR-L.P. shall manage the business and operations of Buyer.

          1.47  "Multi-Employer Plan" shall mean any "multi-employer plan" as
                 -------------------
defined in Section 4001(a)(3) of ERISA (a) which, in connection with the Restaurant Operations, Seller or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or maintained, administered, contributed to or was required to contribute to, or under which Seller or any ERISA Affiliate may incur any liability and (b) which covers any employee or former employee of Seller.

          1.48  "Note and Loan Agreement" shall have the meaning given in
                 -----------------------
Section 2.3 hereof.

          1.49  "OSHA" shall mean the Occupational Safety and Health
                 ----
Administration.

          1.50  "Partnership Agreement" shall mean that certain Agreement of
                 ---------------------
Limited Partnership of Islands Florida LP, a Delaware limited partnership, dated as of March 18, 1996, by and between Seller and Buyer which shall govern Buyer.

          1.51  "Partnership Interest Purchase Agreement" shall have the meaning
                 ---------------------------------------
given in Section 7.13 hereof.

          1.52  "Pension Plan" shall mean any "employee pension benefit plan" as
                 ------------
defined in Section 3(2) of ERISA (other than a Multi-Employer Plan) (a) which, in connection with the Restaurant Operations, Seller or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, within the five years prior to the Closing Date, maintained, administered, contributed to or was required to contribute to, or under which Seller or any ERISA Affiliate may incur any liability and (b) which covers any employee or former employee of Seller.

          1.53  "Permits" shall mean all licenses, permits, franchises,
                 -------
approvals, authorizations, consents or orders of, or filings with, any governmental authority, whether foreign, federal, state or local.

          1.54  "Person" means and includes natural persons, limited liability
                 ------
companies, corporations, limited partnerships, general partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities.

          1.55  "Pledge and Security Agreement" shall have the meaning given in
                 -----------------------------
Section 2.3.

          1.56  "Post-Closing Schedule" shall have the meaning given in Section
                 ---------------------
11.4(c) hereof.

          1.57  "Prorations" shall have the meaning set forth in Section
                 ----------
11.4(b)(ii) hereof.

          1.58  "Purchase Price" shall have the meaning set forth in Section 2.3
                 --------------
hereof.

          1.59  "Purchased Assets" shall mean all of Seller's right, title and
                 ----------------
interest in and to all tangible and intangible properties, assets and rights which are used by Seller in connection with or otherwise useful in, or necessary or desirable for, the operation of the Restaurants in a manner consistent with the way such Restaurants were operated by Seller prior to the Closing Date, including, but not limited to, the following (but specifically excluding the Excluded Assets), all as of the Closing Date:

               (a) Subject to Buyer's reasonable approval, all customer trade accounts receivable and employee advances (whether current or noncurrent), and prepayments or prepaid expenses of Seller, all of which shall be scheduled for Buyer's review (such schedule to be delivered in connection with the Closing Balance Sheet);

               (b)  All cash in registers and reserves at the Restaurants;

               (c) All security deposits held by any lessor on behalf of Seller pursuant to any Lease;

               (d)  All Contract Rights;

               (e)  All Fixtures and Equipment;

               (f)  All Books and Records;

               (g)  All Leasehold Estates;

               (h)  All Leasehold Improvements;

               (i) All Permits (to the extent transferable);

               (j) All Inventories (except for commissary supplies located at the commissary maintained by Seller or CHE); and

               (k) Any other asset (real, personal or mixed, tangible or intangible (including, without limitation, goodwill)) not referred to in clauses (a) through (j) above which is used, useful in, or necessary or desirable for, the operation of the Restaurants and is reflected in the Financial Statements (other than Excluded Assets).

          1.60  "Real Property" shall mean, collectively, the real property
                 -------------
leased under each Lease and the Leasehold Improvements related thereto.

          1.61  "Release" shall mean any release, spill, emission,
                 -------
discharge, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

          1.62  "Representative" shall mean any officer, director,
                 --------------
principal, attorney, agent, employee or other representative.

          1.63  "Restaurant Operations" shall mean the business and affairs
                 ---------------------
of all of the Restaurants, and any and all aspects of the operations of the Restaurants, as if such Restaurants were a separate and distinct business entity from Seller.

          1.64  "Restaurants" shall have the meaning given in Recital A and
                 -----------
are more particularly described on Schedule 1.64.
                                   -------------

          1.65  "Seller" shall have the meaning given in the Preamble.
                 ------

          1.66  "Seneca" shall mean Seneca Partners Inc., a Delaware
                 ------
corporation.

          1.67  "Shortfall" shall have the meaning given in Section 11.4(a)
                 ---------
hereof.

          1.68  "Sublease Agreement" shall mean that sublease agreement to
                 ------------------
be executed and delivered by IR-L.P., as sublessee, and CHE, as sublessor, in connection with, and as a condition to, the Closing, in a form reasonably acceptable to CHE and IR-L.P. for that certain office space located at the Solana Beach Hotel previously agreed to by CHE and IR-L.P. with rental payments equal to Four Thousand Fifty Dollars ($4,050) per month (or One Dollar Thirty Five Cents ($1.35) per square foot per month for three thousand (3,000) square feet) and for a term of one (1) year with an option by IR-L.P. to renew the sublease for another one (1) year term at Four Thousand Two Hundred Dollars ($4,200) per month (or One Dollar Forty Cents ($1.40) per square foot per month for the three thousand (3,000) square feet).

          1.69 "Taxes" shall mean any federal, state, local or foreign
                -----
income, sales, use, transfer, payroll, social security, disability, personal property, occupancy, franchise, premium or other tax, levy, impost, fee, imposition, assessment or similar charge, together with any related addition to tax, interest or penalty thereon.

          1.70  "Title Documents" shall have the meaning given in Section
                 ---------------
8.4 hereof.

          1.71  "Welfare Plan" shall mean any "employee welfare benefit
                 ------------
plan" as defined in Section 3(1) of ERISA (i) which, in connection with the Restaurant Operations, Seller or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or under which Seller or any ERISA Affiliate may incur any liability and (ii) which covers any employee or former employee of Seller.

                                  ARTICLE II

                      PURCHASE AND SALE OF PURCHASED ASSETS
                     -------------------------------------
                         AND ASSUMPTION OF LIABILITIES
                         -----------------------------

          2.1   Transfer of Purchased Assets. Upon the terms and subject to the
                ----------------------------
conditions contained herein, on the Closing Date, Seller shall sell, convey, transfer, assign, and deliver to Buyer, and Buyer shall acquire from Seller, the Purchased Assets.

          2.2   Assumption of Liabilities.
                -------------------------

               (a) Upon the terms and subject to the conditions contained herein, effective on the Closing Date, Buyer shall assume the following, and only the following, obligations and liabilities of Seller:

                    (i) All obligations and liabilities accruing, arising out of, or relating to events or occurrences happening after the Closing Date under the Leases and Contracts listed on the Disclosure Schedules hereto which are not otherwise assumed by the California/Arizona Buyer or an Affiliate thereof, or under contracts not required to be included thereon because of the amount or nature of the obligations or liabilities thereunder which obligations or liabilities, in the aggregate, do not exceed Twenty-Five Thousand Dollars ($25,000) (unless such obligations and liabilities are herein expressly retained by Seller), but not including any obligation or liability for any breach or any other events or occurrences happening prior to the Closing Date under any such Leases or Contracts;

                    (ii) All obligations and liabilities accruing or arising out of any gift certificates issued by Seller to be used at the Restaurants which are outstanding on the Closing Date; and

                    (iii) All obligations and liabilities accruing after the Closing Date for salary, benefits and other employee expenses for each of the employees to be offered employment by Buyer or one of its Affiliates in connection with Section 10.2 of this Agreement.

               (b) Buyer shall not assume any obligations or liabilities of Seller not specifically described in Section 2.2(a) above, including, without limitation, (i) any obligation or liability of Seller with respect to any Employee Plans, (ii) any obligation or liability of Seller in connection with obtaining the necessary transfers of the Liquor Licenses (temporary or otherwise) for the conduct of the Restaurant Operations immediately following the Closing, (iii) any obligation or liability of Seller with respect to any claim made in connection with Seller's worker's compensation, general liability and/or group insurance which claim arises out of, or relates to events or occurrences happening prior to the Closing Date, or (iv) any obligation or liability of Seller with respect to or arising out of any of Seller's accounts payable.

          2.3  Purchase Price.  As and in consideration for the sale,
               --------------
transfer, assignment, conveyance and delivery of the Purchased Assets to Buyer, on the Closing Date, Buyer shall execute and deliver to Seller a loan and security agreement and a secured promissory note (collectively, the "Note and Loan Agreement"), in the principal amount of Three Million Dollars ($3,000,000) (the "Purchase Price") substantially in the forms attached hereto as Exhibits "C" and "D", respectively, which shall be
                   ------------     ---
secured by a security interest in the Purchased Assets, as shall be set forth more fully in the Note and Loan Agreement. In addition, in furtherance of, and in consideration for the transactions contemplated hereby, FL Holdings shall guaranty Buyer's obligations pursuant to the Note and Loan Agreement, substantially in the form attached hereto as Exhibit
                                                                 -------
"K", which shall be secured by a security interest in the general
- ---
partnership interest and Class B limited partnership interest of Buyer held by FL Holdings, as shall be set forth more fully in a pledge and security agreement (the "Pledge and Security Agreement"), substantially in the form attached hereto as Exhibit "E", both of which shall be executed and
                   -----------
delivered by FL Holdings to Seller concurrently with the Note and Loan Agreement. Buyer and Seller shall agree on a schedule to be delivered at the Closing which shall set forth the amount of the Purchase Price allocable to certain of the Purchased Assets. Each of the parties agrees to report the transactions contemplated hereby in a manner consistent with the allocation set forth on such schedule in all Tax reports and filings made by such party after the date hereof.


                                  ARTICLE III

                                    CLOSING
                                    -------
          3.1  Closing. The closing for the consummation of the transactions
               -------
contemplated by this Agreement (the "Closing") shall, unless another date or place is agreed to in writing by the parties hereto, take place at 9:00 a.m., local time, on April 30, 1996 at the offices of Allen, Matkins, Leck, Gamble & Mallory LLP, 18400 Von Karman, Fourth Floor, Irvine, California 92715. The date on which such Closing actually takes place is herein referred to as the "Closing Date." In the event any of the parties is entitled not to close on the scheduled date because any condition to its obligation to close as set forth in Article VII or Article VIII, as applicable, has not been met (or waived by the party or parties entitled to waive it), such party may, in its sole discretion, elect to postpone the Closing from time to time, by giving at least five (5) days' prior notice to the other party, until the condition has been met (which each party will use its respective best efforts to cause to happen), but in no event to a date later than June 30, 1996.

          3.2  Conveyances at Closing.
               ----------------------

               (a) Documents.  To effect the transactions contemplated by
                   ---------
     Section 2.1, Seller will, on the Closing Date, execute and/or deliver to Buyer the following:

                    (i) A bill of sale, in the form attached hereto as Exhibit
                                                                       -------
          "F", conveying in the aggregate all of Seller's owned personal
          ---
          property included in the Purchased Assets; and

                   (ii) Such other instruments as shall be reasonably requested by Buyer to vest in Buyer title in and to the Purchased Assets in accordance with the provisions hereof.

               (b) Form of Instruments.  To the extent that a form of any
                   -------------------
     document or agreement to be delivered hereunder is not attached as an exhibit hereto, the instrument shall be in form and substance, and shall be executed and delivered in a manner, reasonably satisfactory to each of the parties hereto.

          3.3  Assignment and Assumption Document.  Upon the terms and
               ----------------------------------
subject to the conditions contained herein, on the Closing Date, Buyer and Seller shall execute and deliver to each other party an assignment and assumption agreement, substantially in the form attached hereto as Exhibit
                                                                   -------
"G", evidencing the assignment by Seller to Buyer of all Contract Rights,
- ---
Leases, and Permits (to the extent assignable) included in the Purchased Assets and assumption by Buyer, pursuant to Section 2.2 hereof, of the liabilities and obligations of Seller described in Section 2.2 hereof.

          3.4  Other Deliveries and Actions at Closing.  In addition to the
               ---------------------------------------
foregoing matters, at the Closing:

               (a) Certificates and Opinions.  The parties hereto, as
                   -------------------------
     appropriate, shall deliver the certificates, other documents and opinions of counsel and shall take the other actions described in Articles VII and VIII hereof;

               (b) Consents.  Seller shall deliver all governmental or third-
                   --------
     party consents, Permits, waivers and approvals required for the valid transfer of the Purchased Assets and all of the transactions contemplated hereby, including, without limitation, any consents required to be received from landlords and/or lenders and any transfers of Liquor Licenses (temporary or otherwise and evidence that any and all applicable fees required in connection with the initial transfer thereof have been paid) which may be required in order that there shall be no interruption in any of the Restaurant Operations as a result of the transactions contemplated by this Agreement; and

               (c) Further Assurances.  Each party shall deliver such other
                   ------------------
     documents, and take such other actions, as shall reasonably be requested by any other party to this Agreement, for purposes of consummating the transactions provided for herein.

                                  ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

          Seller hereby represents and warrants to Buyer, except as set forth in the Disclosure Schedules, as follows:

          4.1  Organization and Qualification of Seller.  Seller is a
               ----------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to conduct its business as it is now being conducted. Seller is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of its properties, owned or leased, or the nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing would not have a material adverse effect on the condition (financial or other), business, prospects, assets, liabilities or operations (collectively, the "Condition") of the Restaurant Operations.

          4.2  Authority of Seller.  Seller has the full requisite right, power
               -------------------
and authority and has taken all corporate action necessary to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby have been duly authorized by the board of directors of Seller and of CHE and by CHE, as the sole stockholder of Seller, and no other corporate proceedings on the part of Seller or CHE are necessary to authorize the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

          4.3  Due Execution.  This Agreement has been duly executed and
               -------------
delivered by Seller and constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except that such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws, or by equitable principles, relating to or limiting the rights of creditors generally and (b) limitations imposed by law or equitable principles upon the availability of specific performance, injunctive relief or other equitable remedies.

          4.4  No Conflict or Violation.  Except as set forth on Schedule 4.4 of
               ------------------------                          ------------
the Disclosure Schedules, neither the execution and delivery of this Agreement by Seller, nor the consummation of the transactions contemplated hereby, nor compliance by Seller with any of the provisions hereof will (a) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien or Encumbrance upon any of the Purchased Assets under any of the terms, conditions or provisions of (i) Seller's Certificate of Incorporation or Bylaws, (ii) to the Best Knowledge of Seller, any note, bond, mortgage, indenture, deed of trust, security or pledge agreement, license, Lease, franchise, Permit, agreement, authorization or other instrument or obligation relating in any way to the Purchased Assets or the Restaurant Operations to which Seller is a party, or to which any of the Purchased Assets may be subject or (b) to the Best Knowledge of Seller, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Seller, or any of the Purchased Assets, except, in the case of each of clauses (a) and (b) above, for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of Liens or Encumbrances which, in the aggregate, would not have a material adverse effect on the Purchased Assets taken as a whole, the Restaurant Operations or on the ability of Seller to consummate the transactions contemplated hereby or (c) result in the payment by, or the creation of any obligation (absolute or contingent) to pay on behalf of, Seller of any severance, termination, "golden parachute" or other similar payments pursuant to any employment or other agreements of Seller.

          4.5  Consents and Approvals.  Except as set forth on Schedule 4.5 of
               ----------------------                          ------------
the Disclosure Schedules, no notice to, declaration, filing or registration with, or authorization, consent or approval of, or Permit from, any domestic or foreign governmental or regulatory body or authority, or any other person or entity, is necessary in connection with the execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated by this Agreement, including, without limitation, the transfer and assignment of the Purchased Assets to Buyer, except where the failure to give such notice, make such filings, or obtain such authorizations, consents, approvals or Permits would not individually or in the aggregate, have a material adverse effect on the Purchased Assets taken as a whole, the ability of Seller to consummate the transactions contemplated by this Agreement or on the Condition of the Restaurant Operations.

          4.6  Books and Records.  Seller has made and kept (and given Buyer and
               -----------------
Buyer's Representatives access to) all of the Books and Records related to or used in connection with the Purchased Assets or the Restaurant Operations. On or prior to the Closing Date, Seller shall have delivered all of the Books and Records relating to the Purchased Assets and the Restaurant Operations to Buyer or its designee.

          4.7  Financial Statements.  Seller has delivered to Buyer or its
               --------------------
designee copies of the Financial Statements. The Financial Statements (a) have been prepared in conformity with generally accepted accounting principles ("GAAP") consistently applied throughout the periods covered thereby and (b) fairly and accurately present the consolidated assets, liabilities and financial position of Seller as of the date thereof and the consolidated results of operations and changes in cash flows for the periods then ended. Seller does not have any liabilities, obligations or commitments of any nature (whether absolute, accrued, contingent or otherwise and whether known or unknown, matured or unmatured) (collectively, "Liabilities") which would be required to be reflected on, or reserved against in, a balance sheet or in the notes thereto, prepared in accordance with GAAP consistently applied, except (i) Liabilities which are adequately reflected or reserved against in the Financial Statements,
(ii) Liabilities which have been incurred in the ordinary course of business and consistent with past practice since December 31, 1995, (iii) Liabilities set forth on Schedule 4.7 of the Disclosure Schedules and (iv) Liabilities which
         ------------
have been incurred for legal, accounting, filing fees and out-of-pocket expenses in connection with this Agreement and the transactions contemplated herein, all of which Liabilities under this subparagraph (iv) shall be paid by Seller following the Closing Date.

          4.8  Litigation.  There are no Actions pending or, to the Best
               ----------
Knowledge of Seller, threatened (i) against or affecting Seller, the Purchased Assets or the Restaurant

Operations, at law or in equity, which are reasonably likely to, have, individually or in the aggregate, a material adverse effect on the Purchased Assets taken as a whole, the ability of Seller to consummate the transactions contemplated hereby or on the Condition of the Restaurant Operations, (ii) against, involving or relating to any officers or directors of Seller, in such capacity, (iii) against Seller alleging that Seller's uses of the Marks (as defined in the 1993 License Agreement) infringe the proprietary rights of any person or entity, (iv) challenging or seeking to enjoin the transactions contemplated hereby or (iv) in which Seller is a plaintiff. In addition, to the Best Knowledge of Seller, there is no valid basis for any such Actions.

          4.9  Compliance with Law.  Except as set forth on Schedule 4.9 of the
               -------------------                          ------------
Disclosure Schedules, to the Best Knowledge of Seller, Seller has not violated or failed to comply with any statute, law, ordinance, regulation, rule or order of any foreign, federal, state or local government or any other governmental department or agency, or any judgment, decree or order of any court, applicable to its business or operations except where the aggregate of all such violations or failures to comply would not have a material adverse effect on the Purchased Assets taken as a whole, the ability of Seller to consummate the transactions contemplated hereby or on the Condition of the Restaurant Operations; and, to the Best Knowledge of Seller, the conduct of the Restaurant Operations is in conformity with all Environmental Laws and all energy, public utility, zoning, building code, fire code, health and OSHA requirements and all other foreign, federal, state and local governmental and regulatory requirements except where the aggregate of all such nonconformities would not have a material adverse effect on the Purchased Assets taken as a whole, or the Condition of the Restaurant Operations. Seller has not received any notice to the effect that the Restaurant Operations are not in compliance with any such statute, law, ordinance, regulation, rule, judgment, decree or order.

          4.10  Liquor Licenses.  Seller shall have obtained for the benefit of
                ---------------
Buyer all Liquor Licenses (temporary or otherwise) from governmental agencies which shall be required for Buyer to conduct, without interruption, the Restaurant Operations immediately following the Closing, as such Restaurant Operations are currently being conducted.

          4.11  Changes.  Except as described on Schedule 4.11 of the Disclosure
                -------                          -------------
Schedules, since December 31, 1995, none of the following have occurred:

               (a) any material adverse change in the working capital, revenues, income, cash flow, Purchased Assets taken as a whole or Condition of the Restaurant Operations;

               (b) any change by Seller in accounting methods, principles or practices, or any revaluation of any of the Purchased Assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable;

               (c) any incurrence of any material Liability, except current liabilities for trade or business obligations incurred in the ordinary course of business and consistent with prior practice, none of which current Liabilities, individually or in the aggregate, could have a material adverse affect on the Purchased Assets taken as a whole, the

     Condition of the Restaurant Operations, or any capital expenditures or capital additions or betterments in excess of Twenty-Five Thousand Dollars ($25,000) in any single case;

               (d) any payment, discharge or satisfaction of any Liabilities other than payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of Liabilities reflected or reserved against in the Financial Statements or incurred in the ordinary course of business since December 31, 1995, or any cancellation of any indebtedness or waiver or release of any right or claim relating to the Restaurant Operations which had or could have a material adverse effect on the Purchased Assets taken as a whole or the Condition of the Restaurant Operations;

               (e) any declaration, setting aside, or payment of dividends or other distributions by Seller;

               (f) any increase in the rate of compensation payable or to become payable to any employee of Seller (in connection with the Restaurant Operations), except, with respect to Restaurant-level employees only, in the ordinary course of business consistent with past practice, including, without limitation, the making of any loan to, or the payment, grant or accrual of any bonus, incentive compensation, service award or other similar benefit to, any such employee, or the adoption of, addition to, modification of, or contribution to any Employee Plan;

               (g) any adverse change in employee relations which has or is reasonably likely to have an adverse effect on the Purchased Assets taken as a whole or the Condition of the Restaurant Operations or the relationships between the employees and the management of the Restaurant Operations;

               (h) any amendment, cancellation or termination of (or receipt of any written or verbal notice of termination or default under) any material Contract, agreement, Lease or Permit (except where the amendment, cancellation or termination of any Permit is as a result of a transfer to Buyer, resulting in an amendment to the Permit to reflect Buyer, as the new licensee, or the cancellation and termination of such prior existing Permit in order to provide for the reissuance of the Permit to Buyer) relating to any of the Purchased Assets or the Restaurant Operations or entry by Seller into any commitment, contract, lease or transaction relating in any way to the Restaurant Operations which is not in the ordinary course of business, including, without limitation, any employment or consulting agreements;

               (i) any mortgage, pledge or other encumbrance of any of the Purchased Assets , or any sale, assignment or transfer of any of such Purchased Assets, other than in the ordinary course of business involving assets with a value of less than Twenty-Five Thousand Dollars ($25,000) individually or in the aggregate;

               (j) any failure to pay or satisfy when due any obligation owed in connection with the Restaurant Operations in excess of Twenty-Five Thousand Dollars ($25,000) individually or in the aggregate;

               (k) any failure to diligently carry on the Restaurant Operations in the ordinary course so as to preserve the goodwill of any suppliers, customers and others having business relations with the Restaurant Operations;

               (l) any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting any of the Purchased Assets or the Condition of the Restaurant Operations;

               (m) any other event or condition which has or might reasonably be expected to have a material adverse effect on the Purchased Assets taken as a whole or the Condition of the Restaurant Operations; or

               (n) any agreement by Seller to do any of the things described in the preceding clauses (a) through (m) other than as expressly provided for herein.

          4.12  Purchased Assets.  The Purchased Assets shown on the
                ----------------
Financial Statements and all of the Purchased Assets acquired after December 31, 1995, the date of such Financial Statements, are valued at or below actual cost less an adequate and proper depreciation charge in accordance with GAAP. In addition, such assets have not been depreciated for tax purposes in any manner inconsistent with applicable Internal Revenue Service regulations or guidelines, if any. Seller has good and marketable title to all of the Purchased Assets free and clear of all Encumbrances, and all of such Purchased Assets shall be transferred by Seller to Buyer in accordance with all applicable laws, except as described on Schedule 4.12 of the Disclosure Schedules. All Fixtures and Equipment,
   -------------
Leasehold Improvements and other tangible assets used in connection with the Restaurant Operations are (a) insured to the extent and in a manner customary in the restaurant industry, (b) to the Best Knowledge of Seller, with respect to only the buildings in which the Restaurants are located and the Leasehold Improvements, structurally sound with no known material physical or mechanical defects or deficiencies, including, but not limited to, the roofs, exterior walls or structural components of the Restaurants,
(c) in good operating condition and repair, subject to ordinary wear and tear, (d) not in need of maintenance or repair except for ordinary, routine maintenance and repair the cost of which would not be material, (e) sufficient for the operation of the Restaurant Operations as presently conducted and (f) to the Best Knowledge of the Seller, in conformity with all applicable laws, ordinances, orders, regulations and other requirements (including all applicable Environmental Laws and all applicable zoning, motor vehicle safety, building code, fire code, occupational safety and health laws and regulations) relating thereto currently in effect, except where the failure to conform would not have a material adverse effect on the Purchased Assets taken as a whole or the Condition of the Restaurant Operations.

          4.13  Real Property and Leases.  Seller does not own any real
                ------------------------
property.  Schedule 4.13 of the Disclosure Schedules contains a complete
           -------------
and accurate list of all Leases for any real or personal property used in connection with or relating to the Restaurant Operations. To the Best Knowledge of Seller, all such Leases are valid, binding and enforceable in accordance with their terms and are in full force and effect. No event has occurred which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a default under any of such Leases, and all lessors under such Leases have, or will have prior to the Closing Date, consented (where such consent is necessary) to the consummation of the transactions contemplated by this Agreement. True copies of all of the Leases, including all amendments and supplements thereto, and, to the extent such items are in Seller's possession or control, all of the complete "as-built" plans, drawings and specifications relating to all of the Leasehold Improvements with respect to each Lease, will be made available to Buyer or its designee prior to the Closing Date, and shall be delivered to Buyer or its designee on the Closing Date.

          4.14  Contracts and Commitments.  All material, executory, oral
                -------------------------
or written contracts, agreements, plans, undertakings and commitments to which Seller is a party or by which it is bound that relate to the Purchased Assets or the Restaurant Operations (collectively, the "Contracts") are listed and described on Schedule 4.14 of the Disclosure
                                         -------------
Schedules, including, without limitation, all Contracts of the following types:

               (a) Contracts not made in the ordinary course of business;

               (b) Employment or management contracts, consulting contracts, collective bargaining contracts, termination and severance agreements or any other contract or agreement of any nature whatsoever with any director, officer, employee, consultant, or stockholder of Seller;

               (c)  Labor or union contracts;

               (d) Options to acquire any property, real or personal, whether Seller shall be the grantor or grantee thereunder;

               (e) Contracts or commitments relating to commission arrangements with others, or any distribution, franchise, license, sales, agency or advertising contracts involving amounts in excess of Twenty-Five Thousand Dollars ($25,000) per year;

               (f) Promissory notes, mortgages, deeds of trust, loan agreements, security agreements, credit agreements, indentures, evidences of indebtedness, guarantees, or other instruments relating to the lending or borrowing of money, or the guaranteeing of the obligations of any other person or entity, individually or in the aggregate, in excess of Twenty-Five Thousand Dollars ($25,000), whether Seller is the borrower, lender or guarantor thereunder;

               (g) Contracts containing covenants limiting the freedom of Seller, or any officer, director or employee of Seller, to engage in any line of business or compete with any person;

               (h) Contracts or agreements providing for payments in excess of Twenty-Five Thousand Dollars ($25,000) or rights that are triggered upon a sale of the Purchased Assets or a change in control of the Restaurant Operations; and

               (i) Any other contract or agreement involving expenditures or liabilities, actual or potential, or the receipt of payment, in excess of Twenty-Five Thousand Dollars ($25,000).

True copies of all of the Contracts, including all amendments and supplements thereto, will be made available to Buyer or its designee prior to the Closing Date, and shall be delivered to Buyer or its designee on the Closing Date.

          4.15  Absence of Breaches or Defaults. All of the Contracts are valid
                -------------------------------
and in full force and effect. All obligations under the Contracts have been duly performed to the extent those obligations to perform have accrued, and no material default or breach under any Contracts has occurred or is existing.

          4.16  1993 License Agreement. Except as set forth on Schedule 1.64
                ----------------------
hereto and on Schedule 1.62 to the Partnership Interest Purchase Agreement,
              -------------
neither Seller nor any Affiliate thereof has established or operates any restaurant under the trade name "Islands" or utilizing the Islands concept pursuant to the 1993 License Agreement or otherwise. Seller has not sold, assigned or otherwise transferred any rights, duties or obligations under the 1993 License Agreement, except as consented to in writing by IR-L.P. and further, Seller has not sublicensed or franchised the rights and license granted to Seller pursuant to the 1993 License Agreement to any other person or entity. Seller is not aware of any other person's or entity's unauthorized use of or infringement of the Marks (as defined in the 1993 License Agreement).

          4.17 Employee Benefit Plans.
               ----------------------

               (a)  Disclosure of Employee Plans.  Schedule 4.17 of the
                    ----------------------------   -------------
     Disclosure Schedules contains a complete list of all Employee Plans which cover or have covered employees of Seller (in connection with the Restaurant Operations), written copies of each of which have been provided to Buyer or its designee prior to the Closing Date.

               (b) Representations.  Except as set forth on Schedule 4.17 of the
                   ---------------                          -------------
     Disclosure Schedules:

                    (i)  Pension Plans and Multi-Employer Plans. Seller does not
                         --------------------------------------
          maintain and none of the employees of Seller (in connection with the Restaurant Operations), are covered or have been covered by, any Pension Plan or Multi-Employer Plan.

                   (ii)  Welfare Plans.  Seller does not maintain, and none of
                         -------------
          the employees of Seller (in connection with the Restaurant Operations), are covered or have been covered by, any Welfare Plan.

                  (iii)  Benefit Arrangements.  Each Benefit Arrangement which
                         --------------------
          covers or has covered employees or former employees of Seller (in connection with the Restaurant Operations) has been maintained in compliance with its terms, and, to the Best Knowledge of Seller, with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Benefit

          Arrangement, including but not limited to the Code. Except as set forth on Schedule 4.17 of the Disclosure Schedules, and except as
                   -------------
          provided by law, the employment of all persons presently employed or retained by Seller (in connection with the Restaurant Operations) or to be employed or retained by Buyer at the Closing Date, is terminable at will.

                   (iv)  Litigation.  Neither Seller, nor, to the Best Knowledge
                         ----------
          of Seller, any ERISA Affiliate, any Employee Plan which covers or has covered employees or former employees of Seller (in connection with the Restaurant Operations), or any fiduciary or administrator of an Employee Plan, is a party to any litigation relating to or seeking benefits under any Employee Plan or relating to the administration or operation thereof.

                    (v)  No Amendments.  Neither Seller nor any ERISA Affiliate
                         -------------
          has any announced plan or legally binding commitment to create any additional Employee Plans which are intended to cover employees or former employees of Seller (in connection with the Restaurant Operations) or to amend or modify any existing Employee Plan which covers or has covered employees or former employees of Seller (in connection with the Restaurant Operations).

          4.18  Taxes and Tax Returns.
                ---------------------

               (a) Seller has timely filed with the appropriate taxing authorities all returns (including without limitation, information returns and other material information) in respect of Taxes related to Seller and all of the Purchased Assets and Restaurant Operations required to be filed for periods ending through the date hereof and will timely file any such returns required to be filed for periods ending prior to the Closing Date. Except as set forth on Schedule 4.21, Seller has not requested any
                            -------------
     extension of time within which to file returns (including, without limitation, information returns in respect of any Taxes). The information which has been filed is complete and accurate in all material respects.
     All Taxes related to the Purchased Assets and Restaurant Operations, in respect of periods beginning before the Closing Date, have been timely paid, or will be timely paid, or an adequate reserve has been established therefor and to the Best Knowledge of Seller, Seller does not have any material liability for Taxes in excess of the amounts so paid or reserves so established. True copies of the most recently issued bills for all real property taxes and all personal property taxes payable with respect to the Real Property (in connection with each Lease) and the Purchased Assets, or any portion thereof, will be made available to Buyer or its designee prior to the Closing Date, and shall be delivered to Buyer or its designee on the Closing Date.

               (b) Seller has not received notice of any material deficiencies for Taxes from any taxing or other governmental authority relating to the Purchased Assets or the Restaurant Operations. There are no pending or, to the Best Knowledge of Seller, threatened audits, investigations or claims for or relating to any material liability in respect of Taxes, and there are no matters under discussion with any governmental authorities with respect to Taxes that in the reasonable judgment of Seller, or their counsel, is likely to result in a material additional liability for Taxes. Seller has not been notified that any taxing authority intends to audit a return for any period. No extension of a statute of limitations relating to Taxes is in effect with respect to Seller.

               (c) There are no tax-sharing agreements or similar arrangements with respect to or involving Seller.

          4.19  Environmental.  Except as set forth on Schedule 4.19 of the
                -------------
Disclosure Schedules:

               (a) To the Best Knowledge of Seller, Seller and all of the Restaurant Operations are in compliance with all applicable Environmental Laws (which compliance includes, but is not limited to, the possession of all Permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof). Seller has not received any communication (written or oral) from any governmental authority that alleges that any of the Restaurant Operations or Seller (in connection with the Restaurant Operations) are not in such compliance and, to the Best Knowledge of Seller, there are no past or present actions, activities, circumstances, conditions, events or incidents that may prevent or interfere with such compliance in the future.

               (b) There is no Environmental Claim pending or, to the Best Knowledge of Seller, threatened against Seller (in connection with the Restaurant Operations), or any other person or entity, whose liability for any Environmental Claim, Seller has or may have retained or assumed either contractually or by operation of law.

               (c) To the Best Knowledge of Seller, there are no past or present actions, activities, circumstances, conditions, events or incidents (including, without limitation, the Release, emission, discharge, presence or disposal of any Hazardous Material) which could form the basis of any Environmental Claim against Seller (in connection with the Restaurant Operations), or any other person or entity, whose liability for any Environmental Claim, Seller has or may have retained or assumed either contractually or by operation of law.

               (d) To the Best Knowledge of Seller, neither Seller (in connection with the Restaurant Operations) nor any other person has Released, placed, stored, buried or dumped Hazardous Materials or any other wastes produced by, or resulting from, any business, commercial or industrial activities, operations or processes, on, beneath or adjacent to the real property leased pursuant to the Leases or any property formerly owned, operated or leased in connection with any of the Restaurant Operations, other than general office supplies or cleaning solvents used in the ordinary course of business (which general office supplies, cleaning solvents and other Hazardous Materials, to the Best Knowledge of Seller, were and are stored or disposed of in accordance with applicable laws and regulations and in a manner such that, to the Best Knowledge of Seller, there has been no Release of any such substances into the indoor or outdoor environment).

               (e) To the Best Knowledge of Seller, no transfers of Permits or other governmental authorizations under Environmental Laws, and no additional Permits or other governmental authorizations under Environmental Laws, will be required to permit Buyer to conduct the Restaurant Operations in full compliance with all applicable Environmental Laws immediately following the Closing, as currently conducted. To the extent that such transfers or additional Permits and other governmental authorizations are required, Seller agrees to assist and cooperate with Buyer and/or Buyer's Representatives in all reasonable respects to effect such transfers and use commercially reasonable efforts to obtain such Permits and other governmental authorizations prior to the Closing.

               (f) True copies of all existing and available soils, environmental and building reports and engineering data pertaining to the Real Property (in connection with each Lease), or any portion thereof, if any, will be made available to Buyer or its designee prior to the Closing Date and shall be delivered to Buyer or its designee on the Closing Date.

          4.20  Insurance.  Seller maintains and has maintained
                ---------
continuously since the inception of the Restaurant Operations, with responsible insurance carriers, (i) workers' compensation, property damage and general liability insurance at limits of liability equal to at least the minimum limits of liability set forth in the 1993 License Agreement and
(ii) such other policies as are customarily carried by similar businesses. Seller is not in default under any of such policies or binders, and Seller has not failed to give any notice or to present any claim under any such policy or binder in a due and timely fashion. Except as set forth on
Schedule 4.20 of the Disclosure Schedules, Seller is not aware of any facts
- -------------
concerning the Restaurant Operations, the Purchased Assets or the Liabilities of the Restaurant Operations, upon which an insurer might be justified in reducing coverage or increasing premiums on existing policies or binders. Except as set forth on Schedule 4.20 of the Disclosure
                                    -------------
Schedules, there are no outstanding unpaid claims under any such policies or binders. Such policies and binders provide sufficient coverage for the risk insured against, and are in full force and effect through the Closing Date. Copies of all such policies have been made available to Buyer or its designee for its inspection.

          4.21  Brokers and Finders.  Seller has not employed any broker,
                -------------------
finder or similar agent or incurred any liability for any brokerage fees, commissions, finder's fees or similar payment in connection with the transactions contemplated by this Agreement.

          4.22  Illegal Payments.  Neither Seller nor any of Seller's
                ----------------
officers, directors, stockholders or employees have directly or indirectly, paid or delivered any fee, commission or other sum of money or item or property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which is in any manner related to the Restaurant Operations, which Seller knows or has reason to believe to have been illegal under any federal, state or local laws of the United States or the laws of any other country having jurisdiction.

          4.23  No Other Agreements to Sell.  Seller has no commitment or
                ---------------------------
legal obligation, absolute or contingent, to any person or firm other than Buyer to sell, assign or transfer all or any portion of Seller, the Purchased Assets or the Restaurant Operations pursuant to an asset sale, stock purchase, merger, reorganization, joint venture, consolidation or otherwise.

          4.24  Labor Matters.  Seller is not a party to any labor
                -------------
agreement with respect to any of their respective employees with any labor organization, union, group or association. There is no labor strike or labor disturbance pending, or, to the Best Knowledge of Seller, threatened against Seller, or the Restaurant Operations nor is any grievance currently being asserted and the Restaurant Operations have never experienced a work stoppage or other labor difficulty. To the Best Knowledge of Seller, all of the Restaurant Operations are in material compliance with all applicable laws respecting employment practices, terms and conditions of employment, wages and hours and are not engaged in any unfair labor practice. There is no unfair labor practice charge or complaint against Seller pending before the National Labor Relations Board or any other governmental agency.

          4.25  Suppliers.  Schedule 4.25 of the Disclosure Schedules
                ---------   -------------
contains a complete and accurate list of the names and addresses and nature of the relationship with the five largest suppliers of the Restaurant Operations in terms of purchases during the last fiscal year, showing the approximate total purchases in dollars from each of these suppliers during such fiscal year. Since December 31, 1995, there has been no adverse change in the business relationship with any supplier named on Schedule
                                                               --------
4.25 which would have a material adverse effect on the condition of the
- ----
Restaurant Operations. Seller has not received any communication from any supplier named on Schedule 4.25 of any intention to terminate or materially
                  -------------
reduce supplies to the Restaurant Operations.

          4.26  Inventories.  Schedule 4.26 of the Disclosure Schedules
                -----------   -------------
contains a complete and accurate list of all of the addresses at which the Inventories of Seller relating to the Restaurants are located other than at the Restaurants. The values at which the Inventories are shown on the Financial Statements have been determined in accordance with the normal valuation policy of Seller, in conformity with GAAP consistently applied throughout the periods covered thereby, with adequate provisions or adjustments for excess inventory, slow-moving inventory and inventory obsolescence and shrinkage and are valued at the lower of cost or realizable value. The Inventories consist, and will as of the Closing Date consist, only of items of quality and quantity commercially usable and salable in the ordinary course of business, and the present quantities of all Inventories are reasonable in the present circumstances of the Restaurant Operations.

          4.27  Material Misstatements Or Omissions.  No representation or
                -----------------------------------
warranty by Seller in this Agreement, or in any document, exhibit, statement, certificate or schedule heretofore or hereinafter furnished or made available to Buyer pursuant to this Agreement or in connection with the transactions contemplated by this Agreement, including, without limitation, the Disclosure Schedules, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading. Seller has disclosed all events, conditions and facts materially affecting the Purchased Assets or the Restaurant Operations as of the Closing Date.

                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

          Buyer hereby represents and warrants to Seller as follows:

          5.1  Organization.  Buyer is a limited partnership duly organized,
               ------------
validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to conduct its business as it is now being conducted. FL Holdings, which is the sole general partner of Buyer, is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to conduct its business as it is now being conducted.

          5.2  Authority.  Buyer has the requisite power and authority and has
               ---------
taken all necessary action to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all of the partners of the Buyer, and no other proceedings on the part of Buyer is necessary to authorize the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except for the receipt of the written approval of the holders of greater than fifty percent (50%) of the limited partnership interests of IR-L.P.

          5.3  Due Execution.  This Agreement has been duly executed and
               -------------
delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except that such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws, or by equitable principals, relating to or limiting the rights of creditors generally and (b) limitations imposed by law or equitable principles upon the availability of specific performance, injunctive relief or other equitable remedies.

          5.4  No Conflict or Violation.  Neither the execution and delivery of
               ------------------------
this Agreement by Buyer, nor the consummation of the transactions contemplated hereby, nor the compliance by Buyer with any of the provisions hereof, will (a) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, any of the terms, conditions or provisions of (i) the Partnership Agreement or (ii) to the Best Knowledge of Buyer, any note, bond, mortgage, indenture, deed of trust, security or pledge agreement, license, lease, franchise, Permit, agreement, authorization or other instrument or obligation to which Buyer is a party, or to which any of its properties or assets may be subject or (b) to the Best Knowledge of Buyer, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Buyer or any of its properties or assets; except, in the case of each of clauses (a) and (b) above, for such violations, conflicts, breaches, defaults, terminations or accelerations which, in the aggregate, would not have a material adverse effect on the Condition of Buyer or the ability of Buyer to consummate the transactions contemplated hereby.

          5.5  Consents and Approvals.  No notice to, declaration, filing or
               ----------------------
registration with, or authorization, consent or approval of, or Permit from, any domestic or foreign governmental or regulatory body or authority, or any other person or entity, is necessary in connection with the execution and delivery of this Agreement by Buyer, or the consummation by Buyer of the transactions contemplated by this Agreement, except (a) the written approval of the holders of greater than fifty percent (50%) of the limited partnership interests of IR-L.P., and (b) where the failure to give such notice, make such filings, or obtain such authorizations, consents, approvals or Permits would not, individually or in the aggregate, have a material adverse effect on the ability of Buyer to consummate the transactions contemplated by this Agreement.

          5.6  Litigation.  There are no Actions pending or, to the Best
               ----------
Knowledge of Buyer, threatened (i) against Buyer which could have a material adverse effect on the ability of Buyer to consummate the transactions contemplated hereby or on the Condition of Buyer or (ii) challenging or seeking to enjoin the transactions contemplated hereby.

          5.7  Brokers and Finders.  Buyer has not employed any broker, finder
               -------------------
or similar agent or incurred any liability for any brokerage fees, commissions, finder's fees or similar payment in connection with the transactions contemplated by this Agreement.

          5.8  Assets and Liabilities.  Prior to the consummation of the
               ----------------------
transactions contemplated by this Agreement, Buyer has no assets (real, personal or mixed, tangible or intangible) or Liabilities other than cash and the rights, duties and obligations under this Agreement.

          5.9  Material Misstatements Or Omissions.  No representation or
               -----------------------------------
warranty by Buyer in this Agreement, or in any document, exhibit, statement, certificate or schedule heretofore or hereinafter furnished or made available to Seller pursuant to this Agreement or in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading.

                                  ARTICLE VI

                              FURTHER ASSURANCES
                              ------------------

          Upon the terms and subject to the conditions contained herein, each of the parties hereto agrees (a) to use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and (b) to cooperate with each other in connection with the foregoing, including using their respective best efforts (i) to obtain all necessary waivers, consents and approvals from other parties to material agreements, Leases and other Contracts, (ii) to obtain all necessary consents, approvals, authorizations and Permits as are required to be obtained under any federal, state, local or foreign laws or regulations, (iii) to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby and (iv) to fulfill all conditions to this Agreement. Notwithstanding the foregoing, Seller acknowledges that it shall be its sole responsibility and agrees to use its best efforts to obtain the appropriate consents, approvals and estoppel certificates (in a form to be provided by Buyer which is reasonably acceptable to Seller) from all landlords under all Leases relating to the Restaurants, all Liquor Licenses (temporary or otherwise), all non-disturbance agreements and/or consents and acknowledgments to currently outstanding non-disturbance agreements as more fully set forth in Section 10.7(b) and any other necessary consents, including, without limitation, lender consents, and Permits for Buyer so that there will be no interruption in the Restaurant Operations immediately following the Closing, and to pay all related expenses and fees in connection with obtaining any and all of the foregoing (which in connection with the Liquor Licenses and any other Permits will include only those amounts relating to the initial transfer of such items to Buyer).

                                  ARTICLE VII

                     CONDITIONS TO THE OBLIGATION OF SELLER
                     --------------------------------------

          The obligation of Seller to consummate the transactions provided for hereby is subject, in the sole discretion of Seller, to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

          7.1  Representations, Warranties and Covenants.  All representations
               -----------------------------------------
and warranties of Buyer contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date, and Buyer shall have performed all agreements and covenants required hereby to be performed by such party prior to or at the Closing Date.

          7.2  Consents.  All Permits, consents, approvals, authorizations and
               --------
waivers from governmental authorities and other parties, if any, necessary to transfer the Purchased Assets to Buyer and/or to consummate any other transactions contemplated by this Agreement shall have been obtained by Seller, unless Buyer expressly agrees in writing to indemnify Seller from and against any claims or liabilities arising out of the failure to obtain any such Permits, consents, approvals, authorizations or waivers.

          7.3  No Proceedings or Litigation.  No Action by any governmental
               ----------------------------
authority or any other person shall have been instituted or threatened which questions the validity or legality of, or seeks to enjoin the consummation of, the transactions contemplated hereby and which could reasonably be expected to materially damage Seller if the transactions contemplated hereunder are consummated.

          7.4  Opinion of Counsel.  Seller shall have received, in such form as
               ------------------
reasonably agreed upon by counsel to Seller, an opinion of Allen, Matkins, Leck, Gamble & Mallory LLP, counsel to Buyer, dated the date of the Closing, with respect to those matters set forth in Sections 5.2, 5.3, 5.4, 5.5 and 5.6; provided, however, that the foregoing shall also include similar opinions with
- --------  -------
respect to the other material documents to be executed in connection with the transactions contemplated hereby, as applicable. In rendering such opinion, such counsel may rely as they deem advisable as to factual matters upon certificates and assurances of public officials and the general partner of Buyer. In addition, such opinion may be subject to such additional qualifications and exceptions as are reasonably acceptable to counsel to Seller.

          7.5   Certificates.  Buyer shall have furnished Seller with such
                ------------
certificates of its general partner to evidence compliance with the conditions set forth in this Article VII as may be reasonably requested by Seller.

          7.6   Authorization Documents. Seller shall have received from Buyer a
                -----------------------
unanimous written consent of all of the partners of Buyer approving this Agreement and the transactions contemplated hereby, certified by the general partner of Buyer.

          7.7   Loan, Security and Guaranty Documents. Buyer shall have executed
                -------------------------------------
and delivered, the Note and Loan Agreement and any necessary UCC-1 Financing Statements so as to effect the borrowing of the funds necessary for the financing of the acquisition of the Purchased Assets. In addition, in furtherance of, and in consideration for, the transactions contemplated hereby, FL Holdings shall have executed and delivered a guaranty of Buyer's obligations pursuant to the Note and Loan Agreement, substantially in the form attached hereto as Exhibit "K", and the Pledge and Security Agreement.
          ----------

          7.8   Assignment and Assumption Document.  Buyer shall have executed
                ----------------------------------
and delivered to Seller an assignment and assumption agreement, substantially in the form attached hereto as Exhibit "G".
                            -----------

          7.9   Sublease Agreement.  IR-L.P. shall have executed and delivered
                ------------------
the Sublease Agreement.

          7.10  1993 Management Agreement and 1993 License Agreement.  The 1993
                ----------------------------------------------------
Management Agreement and the 1993 License Agreement shall have been terminated by the appropriate parties thereto pursuant to agreements of termination, substantially in the forms attached hereto as Exhibits "H" and "I",
                                              ------------     ---
respectively.

          7.11  License Agreement.  IR-L.P. and Buyer shall have executed and
                -----------------
delivered the License Agreement.

          7.12  Management Agreement.  IR-L.P. and Buyer shall have executed and
                --------------------
delivered the Management Agreement.

          7.13  Partnership Interest Purchase Agreement.  Seller and Islands
                ---------------------------------------
CA/AZ Holdings LP, a Delaware limited partnership (the "California/Arizona Buyer"), shall have entered into a definitive purchase agreement for the purchase by the California/Arizona Buyer of certain partnership interests in a certain partnership which shall be formed to own and operate twelve (12) restaurants currently owned and operated by Seller throughout California and Arizona under the trade name of "Islands" (the "Partnership Interest Purchase Agreement") which shall provide for a closing date of such transaction on or about the Closing Date, and, all conditions precedent under such Partnership Interest Purchase Agreement shall have been satisfied or waived and the transactions contemplated thereby shall be consummated immediately following the Closing of the transactions contemplated by this Agreement.

                                 ARTICLE VIII

                     CONDITIONS TO THE OBLIGATION OF BUYER
                     -------------------------------------

          The obligation of Buyer to consummate the transactions provided for hereby is subject, in the sole discretion of Buyer, to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

          8.1  Limited Partner Approval.  This Agreement, the transactions
               ------------------------
contemplated hereby and the First Amendment to IR-L.P. Partnership Agreement shall have been duly approved in writing by the holders of greater than fifty percent (50%) of the limited partnership interests, in accordance with applicable law and the IR-L.P. Partnership Agreement.

          8.2  Representations, Warranties and Covenants.  All representations
               -----------------------------------------
and warranties of Seller contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date, and Seller shall have performed all agreements and covenants required hereby to be performed by Seller prior to or at the Closing Date.

          8.3  Consents.  All Permits, consents, notices, approvals,
               --------
authorizations and waivers from governmental authorities and other parties necessary (i) to permit Seller to transfer the Purchased Assets to Buyer, and
(ii) for the conduct of the Restaurant Operations immediately following the Closing, as such operations are currently being conducted, including, without limitation, any transfers of Liquor Licenses (temporary or otherwise), shall have been obtained by Seller and delivered to Buyer and any and all expenses and fees in connection with obtaining any and all of the foregoing shall have been paid by Seller; provided, however, that with respect to the Permits and Liquor
                --------  -------
Licenses, Seller shall only be responsible for expenses and fees relating to the initial transfer of such Permits and/or Liquor Licenses to Buyer. Notwithstanding the foregoing, the failure by Seller to obtain any Permit (other than Liquor Licenses) relating to the conduct of the Restaurant Operations only shall not be a condition to Buyer's obligation to close; provided, that a complete and accurate list of such Permits that have not been obtained is provided to Buyer at the Closing; and provided, further, that the failure to
                                      --------  -------
obtain such Permits, either individually or in the aggregate, would not result in the interruption of the business or operations at any of the Restaurants immediately following the Closing.

          8.4  Title.  Buyer shall have approved, in Buyer's reasonable
               -----
discretion, of all matters of title for each Lease as disclosed by the following documents (collectively, the "Title Documents") prepared and delivered to Buyer at Seller's sole cost and expense (a) with respect to each parcel of Real Property subject to a Lease, a "lot book" report and a "mechanics lien" report (or such reports which describe all monetary encumbrances of lenders and/or mechanics' liens) dated on or after the date of this Agreement, issued by Chicago Title Insurance Company or another title company acceptable to Buyer, relating to the fee interest in such Real Property , and (b) legible true copies of all documents referred to in such reports.

          8.5  No Proceedings or Litigation.  No Action by any governmental
               ----------------------------
authority or any other person shall have been instituted or threatened which questions the validity or legality of, or seeks to enjoin the consummation of, the transactions contemplated hereby and which could reasonably be expected to (a) affect materially the right or ability of (i) Buyer to own or possess the Purchased Assets or (ii) Buyer to operate or conduct the Restaurant Operations after the Closing or (b) otherwise materially damage Buyer if the transactions contemplated hereunder are consummated.

          8.6  Opinions of Counsel.  Buyer shall have received, in such forms as
               -------------------
reasonably agreed upon by counsel to Buyer, (a) an opinion of Morgan, Lewis & Bockius LLP, counsel to Seller, dated the date of the Closing, with respect to those matters set forth in Sections 4.1, 4.2 and 4.3 and (b) an opinion of William R. Kuntz, Jr., Esq., in-house counsel to Seller, dated the date of the Closing, with respect to those matters set forth in Sections 4.4, 4.5, 4.8 and 4.10; provided, however, that both of the foregoing opinions shall also include
      --------  -------
similar opinions with respect to the other material documents to be executed in connection with the transactions contemplated hereby, as applicable In rendering such opinions, such counsels may rely, as they deem advisable as to factual matters, upon certificates and assurances of public officials and officers of Seller. In addition, such opinion may be subject to such additional qualifications and exceptions as are reasonably acceptable to counsel to Buyer.

          8.7  Certificates.  Seller shall have furnished Buyer with such
               ------------
certificates of its officers to evidence compliance with the conditions set forth in this Article VIII as may be reasonably requested by Buyer.

          8.8  Material Changes.  Except as otherwise disclosed to Buyer in
               ----------------
writing on the Disclosure Schedules, since December 31, 1995, there shall not have been any material adverse change in the (a) Condition, properties or employee or customer relations of the Restaurant Operations or (b) the Purchased Assets taken as a whole.

          8.9  Corporate Documents.  Buyer shall have received from Seller
               -------------------
resolutions adopted by the board of directors of Seller, and a written consent of the sole stockholder of Seller, approving this Agreement and the transactions contemplated hereby, certified by Seller's corporate secretary or assistant corporate secretary.

          8.10  Conveyancing Documents.  Seller shall have executed and
                ----------------------
delivered each of the documents described in Article III hereof so as to effect the transfer and assignment to Buyer of all right, title and interest in and to the Purchased Assets including, without limitation, a bill of sale, substantially in the form attached hereto as Exhibit "F" and an assignment and
                                             -----------
assumption agreement, substantially in the form attached hereto as Exhibit "G".
                                                                   -----------

          8.11  Due Diligence Review.  Buyer, to the extent that Buyer or its
                --------------------
Representatives, shall have conducted a due diligence review of Seller's Books and Records, Financial Statements, tax returns and other records and accounts of the Restaurant Operations prior to the Closing, shall be satisfied on the basis of such review, in the reasonable discretion of Buyer, that there has been no breach of the representations and warranties or the pre-closing covenants of Seller made pursuant to this Agreement.

          8.12  Inspections and Studies.  Buyer shall have approved, in Buyer's
                -----------------------
reasonable discretion, the results of any and all inspections, investigations, tests and studies, including, without limitation, investigations with regard to zoning, building codes and other governmental regulations, architectural inspections, engineering tests, economic feasibility studies as well as toxic and environmental reports with respect to the Real Property (in connection with each Lease), inspections of all or any portion of the Leasehold Improvements (including, without limitation, structural, mechanical and electrical systems, roofs, pavement, landscaping and public utilities), and any other physical inspections and/or investigations as Buyer may elect to make or obtain.

          8.13  No Guaranty of Leases.  No lessor under any of the Leases shall
                ---------------------
require Seneca or IR-L.P. to be a guarantor of the obligations under such Lease nor shall Seneca or IR-L.P. be required to guarantee any other obligation, liability or commitment of Buyer or any other person or entity in connection with the transactions contemplated hereby.

          8.14  1993 Management Agreement and 1993 License Agreement.  The 1993
                ----------------------------------------------------
Management Agreement and the 1993 License Agreement shall have been terminated by the appropriate parties thereto, pursuant to agreements of termination, substantially in the forms attached hereto as Exhibits "H" and "I",
                                              ------------     ---
respectively.

          8.15  Name Change.  Seller shall have delivered at the Closing a duly
                -----------
executed and acknowledged certificate of amendment to Seller's certificate of incorporation or other appropriate document which is required to change Seller's corporate name to a new name which shall exclude any reference to "Islands" or any similar name or mark that has such a near resemblance thereto as may be likely to cause confusion or mistake to the public, or to otherwise deceive the public. Such certificate or other document shall be filed (at Seller's expense) with the Secretary of the State of Delaware prior to or concurrently with the Closing.

          8.16  License Agreement.  Buyer shall have executed and delivered the
                -----------------
License Agreement.

          8.17  Management Agreement.  Buyer shall have executed and delivered
                --------------------
the Management Agreement.

          8.18  Partnership Interest Purchase Agreement.  All conditions
                ---------------------------------------
precedent under the Partnership Interest Purchase Agreement shall have been satisfied or waived, and the transactions contemplated thereby shall be consummated immediately following the Closing of the transactions contemplated by this Agreement.

                                  ARTICLE IX

                                 RISK OF LOSS
                                 ------------

          Until the Closing Date, all risk of loss or damage to all or any material portion of the properties or Purchased Assets shall be borne by Seller.

                                   ARTICLE X

                             PRE-CLOSING COVENANTS
                             ---------------------

         10.1  Conduct of Business Prior to Closing.
               ------------------------------------

               (a) Prior to the Closing, Seller shall conduct all of the Restaurant Operations only in the ordinary course and consistent with prior practice and shall maintain, keep and preserve the Purchased Assets and properties relating to the Restaurant Operations in good condition and repair and maintain insurance thereon in accordance with present practices, and Seller will use its best efforts (i) to preserve all of the Purchased Assets and Restaurant Operations intact, (ii) to maintain the present officers, employees, agents and independent contractors providing services in connection with the Restaurant Operations, (iii) to preserve the goodwill of all of the suppliers, customers, landlords and others having business relations with any of the Restaurants, and (iv) to make timely payments on accounts payable and other obligations of the Restaurant Operations in accordance with past practice. Without limiting the generality of the foregoing, prior to the Closing or the earlier termination of this Agreement in accordance with Section 12.1, Seller will not, without Buyer's prior written approval, which approval shall not be unreasonably withheld:

                    (i) change its certificate of incorporation, by-laws or other organizational documents, as the case may be, or merge with or into any other entity, consolidate or agree to sell its assets or securities to any other person or entity, or obligate itself to do so, or obligate itself to sell all or a portion of the Purchased Assets or the Restaurant Operations;

                   (ii) enter into any contract, agreement, commitment or other understanding or arrangement except for those of the type which would not have to be listed and described under Section 4.14 above; or

                  (iii) perform, take any action or incur or permit to exist any of the acts, transactions, events or occurrences of the type described in Section 4.11 of this Agreement which would have been inconsistent with the representations and warranties set forth therein had the same occurred after the Balance Sheet Date and prior to the date hereof.

               (b) Seller shall give Buyer prompt written notice of any material change in any of the information contained in the representations and warranties made in Article IV or elsewhere in this Agreement or the Schedules referred to herein which occurs prior to the Closing.

               (c) Seller shall consult with and follow the reasonable recommendations of Buyer or Buyer's Representatives with respect to all aspects of the Restaurant Operations that are contemplated to be taken out of the ordinary course of business.

          10.2  Employees.  Not later than, and effective as of, the
                ---------
Closing Date, Buyer or one of its Affiliates shall make offers of employment to (a) each of the employees employed, as of the Closing Date, at the Restaurant level by Seller at the same salary level at which Seller employed such Restaurant level employee as of the Closing Date, and (b) each of the non-Restaurant level employees employed, as of the Closing Date, by Seller who is listed on that certain list provided to Buyer in connection with the execution of this Agreement under a separate cover letter dated March 18, 1996 at the salary set forth on such list.

          10.3  Financial Statements.  Seller shall furnish to Buyer
                --------------------
Seller's unaudited monthly financial statements, which shall include a balance sheet and a profit and loss statement, for each month from the date hereof to the Closing Date on or before the fifteenth (15th) day of the immediately succeeding month.

          10.4  Title Documents; Title Insurance.
                --------------------------------

               (a) Seller shall cause the Title Documents to be delivered to Buyer or its designee within ten (10) days after the execution of this Agreement.

               (b) Seller shall use its best efforts to cause the existing policies of Title Insurance related to any of the Real Property to be assigned to the Partnership.

          10.5  Consent of the Limited Partners.  Buyer will use its best
                -------------------------------
efforts to cause IR-L.P. to use its best efforts to obtain as promptly as practicable the requisite consent and approval of IR-L.P.'s limited partners to (i) this Agreement and the transactions contemplated hereby and
(ii) the First Amendment to IR-L.P. Partnership Agreement.

          10.6  Access to Information; Inspections and Studies.  Seller
                ----------------------------------------------
will afford to Buyer and Buyer's Representatives reasonable access upon reasonable notice to its offices and other facilities, and to each of the Restaurants, and to the Books and Records as well as to any other information and/or documents which may be requested by Buyer or Buyer's Representatives in their due diligence efforts. In addition, Buyer, its Representatives, consultants, contractors and subcontractors shall have the right to enter upon the Real Property (in connection with any Lease) at reasonable times upon reasonable notice to conduct or make any and all inspections and tests (including, without limitation, environmental assessments of such Real Property) as may be necessary or desirable in Buyer's sole and absolute discretion. Buyer hereby indemnifies and holds Seller harmless from and against any and all costs, losses, damages or expenses arising out of or resulting from such entry by Buyer or its Representatives, consultants, contractors or subcontractors.

          10.7  Consents; Non-Disturbance Agreements.
                ------------------------------------

               (a) Each party hereto will use its best efforts to obtain as promptly as practicable such consents, approvals or authorizations of third parties to their respective agreements, which would otherwise be violated by any provisions hereof or any of the transactions contemplated by this Agreement, and all consents, approvals or authorizations as are required to be obtained under any federal, state, local or foreign laws and regulations necessary to consummate the transactions contemplated by this Agreement. Seller acknowledges that it shall be its sole responsibility, and agrees to use its best efforts, to obtain the appropriate consents, approvals and estoppel certificates (in a form to be provided by Buyer which is reasonably acceptable to Seller) from all landlords under all Leases relating to the Restaurants, all Liquor Licenses (temporary or otherwise), all non-disturbance agreements and/or consents and acknowledgments to currently outstanding non-disturbance agreements as more fully set forth below in Section 10.7(b), and any other necessary consents, including, without limitation, lender consents, and Permits for Buyer so that there will be no interruption in the Restaurant Operations immediately following the Closing and to pay all related expenses and fees in connection with obtaining any and all of the foregoing (which in connection with the Liquor Licenses and any other Permits will include only those amounts relating to the initial transfer of such items to Buyer).

               (b) Seller will use its best efforts to obtain, at its sole cost and expense, from any and all ground lessor(s) and lender(s) encumbering any of the Real Property (in connection with each Lease), (a) a non-disturbance agreement in recordable form acceptable to Buyer which shall contain language and concepts substantially in the form set forth on

     Exhibit "J" attached hereto and/or (b) a consent and acknowledgment
     -----------
     executed by a ground lessor or lender, as applicable, to any currently outstanding non-disturbance agreement which contains language and concepts substantially in the form set forth on Exhibit "J" attached hereto, which
                                            -----------
     consent and acknowledgment shall expressly state that such non-disturbance agreement shall be for the benefit of Buyer and enforceable against such consenting party by Buyer.

          10.8  Public Announcements.  Except as required by law, if any
                --------------------
party proposes to make any public announcement relating to the transactions contemplated herein, such party will submit its proposed announcement in advance to the other party and will give it a reasonable opportunity under the circumstances to comment thereon in advance of release.

          10.9  Notice of Development.  Each party shall give prompt notice
                ---------------------
to the others in the event it discovers any of its own representations or warranties to be untrue as of the time made or in the event it determines that any of its representations or warranties will be untrue as of the Closing Date. No disclosure by any party pursuant to this section will be deemed to amend any Disclosure Schedule delivered herewith or cure any misrepresentation or omission.

          10.10  Advances.  Seller shall advance (either pre-closing or
                 --------
post-closing as necessary, notwithstanding that this covenant is in Article X Pre-Closing Covenants) to Buyer any and all amounts required to be paid by such party as a result of any sales or transfer taxes of any nature, which may be imposed in connection with the transactions contemplated hereby. Any and all amounts advanced by Seller shall be treated as a capital contribution (which shall not earn a preferred or any other type of return) to Buyer to be repaid by a priority distribution of cash flow from Buyer as set forth in the Partnership Agreement.

                                  ARTICLE XI

                            POST-CLOSING COVENANTS
                            ----------------------

          11.1  Health Insurance Benefits. Buyer shall, or shall cause one of
                -------------------------
its Affiliates to, for a period of at least six (6) months commencing on the Closing Date, provide all of the Restaurant level employees and Non-Restaurant level employees employed by Buyer or one of its Affiliates as of the Closing Date in accordance with Section 10.2, who continue to be employed in the sole discretion of Buyer or its Affiliate by Buyer or its Affiliate, as applicable, during such six (6) month period, with comparable health insurance benefits as those provided to such employees by Seller as of the Closing Date.

          11.2  Survival of Representations, Etc. All statements contained in
                --------------------------------
the Disclosure Schedules or any certificate, schedule, exhibit or instrument delivered by or on behalf of the parties pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by such parties hereunder. The representations and warranties of Seller and Buyer contained herein shall survive the consummation of the transactions contemplated hereby and the Closing Date, without regard to any investigation made by any of the parties hereto, through April 30, 1998, whereupon all representations and warranties of the parties hereto shall expire, other than the representations and warranties set forth in Sections 4.1, 4.2 and 4.3, which survive indefinitely, and Sections 4.18 and 4.19, which shall survive until the expiration of all applicable statutes of limitation, including any extensions thereto. The agreements of the parties contained in Sections 10.7 and 10.10, Article XIII and in this Article XI shall also survive consummation of the transactions contemplated by this Agreement.

          11.3  Indemnification.
                ---------------

                (a)  By Seller. Seller shall indemnify, defend, protect and hold
                     ---------
     wholly harmless Buyer, FL Holdings and each of Buyer's and/or FL Holdings' respective Affiliates and Representatives from and against any and all costs, losses, Taxes, liabilities, damages, lawsuits, environmental costs, claims and expenses (whether or not arising out of third-party claims), including without limitation, interest, penalties, reasonable attorneys' fees and costs and all amounts paid in investigation, defense or settlement of any Action relating to the foregoing (collectively, "Damages"), incurred in connection with, arising out of, resulting from or incident to (i) any breach by Seller of any covenant or warranty, or the inaccuracy of any representation, made by Seller, in or pursuant to this Agreement, or in any Exhibit, Schedule, certificate or other instrument delivered to Buyer by Seller or any of Seller's Affiliates hereunder, (ii) the failure to receive from any governmental or regulatory body or authority, or any other person or entity, the consents, approvals, Permits and waivers required in order to validly transfer the Purchased Assets and/or to consummate all of the transactions contemplated hereby unless Buyer has expressly agreed in writing to indemnify Seller from and against any and all Damages arising out of the failure to obtain any such consents, approvals, Permits or waivers as set forth in Section 7.2, (iii) any liability, obligation or commitment of any nature (absolute, accrued, contingent or otherwise, and whether known or unknown as of the Closing Date) of Seller or relating to the Purchased Assets or the Restaurant Operations and arising out of transactions entered into or events occurring prior to the Closing Date, which liability, obligation, or commitment Buyer has not specifically assumed pursuant to Section 2.2(a) of this Agreement, (iv) any claim or liability against Buyer or its respective Affiliates or Representatives based upon or alleging that any of them are successors to Seller or any of its businesses or operations, which liability arises out of acts or omissions of Seller, or any event, occurring prior to the Closing Date and (v) the failure of Seller, CHE, Buyer (to the extent that the general partnership and Class B limited partnership interests are no longer held by FL Holdings or any Affiliate thereof) and/or any successor or assignee to the Note and Loan Agreement and/or the Pledge and Security Agreement, as the case may be, to make any payment due or owing under any Lease, Contract or other obligation of the Partnership following any event of default (or any other reason) under the Note and Loan Agreement or the Pledge and Security Agreement which results in a foreclosure upon any of the collateral thereunder but excluding any liabilities incurred by Buyer prior to such foreclosure.

               (b)  By Buyer.  Buyer shall indemnify, defend, protect and hold
                    --------
     wholly harmless Seller and Seller's Affiliates and Representatives from and against any and all Damages, incurred by Seller and each of Seller's Affiliates and Representatives in any capacity other than Seller's capacity as a limited partner of Buyer, in connection with, arising out of, resulting from or incident to (i) any breach by Buyer of any covenant or warranty, or the inaccuracy of any representations made by Buyer in or pursuant to this Agreement or any Exhibit, Schedule, certificate or other instrument delivered to Seller by Buyer hereunder or any of Buyer's Affiliates, (ii) from and after the Closing, any liability, obligation or commitment of Seller specifically assumed by Buyer pursuant to Section 2.2(a) of this Agreement; (iii) any liability, obligation or commitment of any nature (absolute, accrued, contingent or otherwise) of Buyer or relating to the Purchased Assets or the operation of the Restaurants which arises out of transactions entered into by Buyer, or acts or omissions to act of Buyer occurring, from and after the Closing Date; and (iv) any payments made from and after the Closing Date by either Seller or CHE as a guarantor of any Lease to a lessor; provided, however, that Buyer shall not be required to indemnify either Seller or CHE for any payments made in connection with a Lease (a) where the failure of Buyer to make such payment is due to a bona fide dispute with the lessor or (b) where such Lease, or the obligation to make payments under such Lease, has been transferred from Buyer to Seller, CHE or any other party, as a result of any event of default (or any other reason) under the Note and Loan Agreement or Pledge and Security Agreement.

               (c)  Limitation on Indemnification.  Except as provided in the
                    -----------------------------
     immediately succeeding sentence, no party shall assert any claim for indemnification hereunder until such time as the aggregate amount of Damages incurred by such party or its Affiliates or Representatives shall exceed One Hundred Thousand Dollars ($100,000), at which time such party may seek indemnification from the other party hereto for all Damages incurred. Notwithstanding the foregoing, Buyer shall be entitled to assert a claim for indemnification hereunder from Seller for any and all Damages incurred by Buyer, FL Holdings or their respective Affiliates or Representatives as a result of Seller's failure to obtain any of the Liquor Licenses (temporary or otherwise), and any other necessary consents or approvals, including, without limitation, lender and landlord consents; provided, however, that Buyer shall not be
                                   --------  -------
     entitled to assert such indemnification claim until such time as the aggregate amount of Damages incurred by Buyer and/or its Affiliates or Representatives as a result of Seller's failure to obtain any of the foregoing is equal to or greater than Five Thousand Dollars ($5,000). Nothing contained in this Agreement shall obligate Seneca or IR-L.P. to indemnify Seller or any other entity or person, nor obligate CHE to indemnify Buyer or any other entity or person in connection with the transactions contemplated by this Agreement.

               (d)  Defense of Claims.  If any lawsuit or enforcement action is
                    -----------------
     filed against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event within fifteen (15) days after the service of the citation or summons); provided that the failure of any indemnified party to give timely notice shall not affect rights to indemnification hereunder except to the extent that the indemnifying party demonstrates that a material substantive right was materially impaired by such failure. After such notice, if the indemnifying party shall acknowledge in writing to such indemnified party that such indemnifying party shall be liable under its indemnity in connection with such lawsuit or action, then the indemnifying party shall be entitled, if it so elects, to take control of the defense and investigation of such lawsuit or action and to employ and engage attorneys of its own choice to handle and defend the same, at the indemnifying party's cost, risk and expense, and such indemnified party shall cooperate in all reasonable respects, with the indemnifying party and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the indemnified party may, at its own cost, participate in such investigation, trial and defense of such lawsuit or action and any appeal arising therefrom.

               (e)  Right of Offset.
                    ---------------

                    (i) Anything in this Agreement to the contrary notwithstanding, Seller hereby agrees that any and all amounts which Seller is entitled to receive as distributions from Buyer under the Partnership Agreement or otherwise on account of its ownership interest in Buyer shall be applied to satisfy any amounts as to which Seller is obligated to indemnify Buyer, FL Holdings or any of their respective Affiliates or Representatives pursuant to any provision of this Section 11.3, and further authorizes FL Holdings, as the general partner of Buyer, to intercept such distributions to satisfy such indemnification obligations in accordance with, and as set forth in, the Partnership Agreement. Any amounts so applied to satisfy Seller's indemnification obligations shall be deemed to have been distributed to Seller in accordance with the Partnership Agreement, and thereafter applied by Seller in satisfaction of its indemnification obligations pursuant to this Article XI. In addition, if the Fixed Payment (as defined in the Note and Loan Agreement) under the Note and Loan Agreement has been paid in any given month, the funds which would otherwise be applied to satisfy the obligations under the Note and Loan Agreement in excess of such Fixed Payment shall be applied to satisfy any amounts as to which Seller is obligated to indemnify Buyer, FL Holdings or any of their respective Affiliates or Representatives pursuant to any provision of this Section 11.3 in accordance with the terms of the Note and Loan Agreement. Any amounts so applied pursuant to the immediately preceding sentence to satisfy Seller's indemnification obligations shall be deemed to have been borrowed by Seller from Buyer upon such terms and conditions as more fully set forth in the Partnership Agreement.

                    (ii) In connection with the foregoing right of offset, Seller hereby agrees that, in the event that Seller pledges any portion of Seller's right, title and interest in and to Seller's Class A limited partnership interest to any other entity or Person, including, without limitation, any bank, Seller shall make such third party aware of (and such third party shall acquire its security interest subject to) the foregoing right of offset and specifically provide in any applicable documentation of such pledge that Seller's Class A limited partnership interest is subject to the foregoing described right of offset for indemnification obligations pursuant to this Agreement and the Partnership Agreement.

                   (iii) Seller hereby agrees to execute and deliver to Buyer, any and all necessary UCC-1 Financing Statements and any continuation statements thereof, and such other documents or notices as Buyer may reasonably request, in order to provide notice of the foregoing right of offset to third parties.

               (f)  Post-Closing Tax Audits and Other Tax Proceedings.  Seller,
                    -------------------------------------------------
     on the one hand, and Buyer, on the other hand, agree to give prompt notice to each other of any proposed adjustment to Taxes related to the Restaurant Operations for periods ending on or prior to the Closing Date or any pre-Closing Date partial period. Seller and Buyer shall cooperate with each other in the conduct of any audit or other proceedings involving the Restaurant Operations for such periods and each may participate at its own expense, provided that Seller shall have the right to control the conduct of any such audit or proceeding for which Seller (i) agrees that any resulting Tax is covered by the indemnity provided in Section 11.3(a), and
     (ii) demonstrates to Buyer its ability to make such indemnity payment to Buyer or permits FL Holdings to set off such indemnity payment against distributions from Buyer in accordance with Section 11.3(f).

               (g)  Bulk Sales.  It may not be practicable to comply or attempt
                    ----------
     to comply with the procedures of the "Bulk Sales Act" or similar laws of any or all of the states in which the Purchased Assets are situated or any other state which may be asserted to be applicable to the transactions contemplated hereby. Accordingly, to induce Buyer to waive requirements for compliance with any or all of such laws, Seller hereby agrees that the indemnity provisions of Section 11.3(a) shall apply to any Damages of Buyer arising out of or resulting from the failure of Buyer or Seller to comply with any such laws or any similar law which may be asserted to be applicable to the transactions contemplated hereby.

          11.4  Certain Post-Closing Adjustments.
                --------------------------------

               (a)  Closing Balance Sheet Adjustment.  Subject to the provisions
                    --------------------------------
     contained in Section 11.4(c), if (i) the sum of the line items for (A) cash in registers and reserves at the Restaurants, (B) customer trade accounts receivable which have been reasonably approved by Buyer, (C) employee advances which have been reasonably approved by Buyer, (D) Inventories (not including any items held or stored at the commissary maintained by CHE in Carlsbad, California) and (E) prepaid expenses (other than deferred preopening costs) on the Closing Balance Sheet, plus any and all amounts paid by Seller as fees for Permits or Liquor Licenses (other than any fees related to the initial transfer of any such Permits and Liquor Licenses which shall be paid by Seller) which shall be scheduled and delivered with the Closing Balance Sheet for Buyer's reasonable approval, exceeds (ii) the gift certificates line item for the Restaurant Operations on the Closing Balance Sheet (the "Excess"), then Buyer shall pay to Seller by certified check the entire amount of the Excess within fifteen (15) days of the delivery of the agreed upon Closing Balance Sheet. However, in the event that the amount of item (i) is less than item (ii) (the "Shortfall"), then Seller shall pay to Buyer by certified check the entire amount of the Shortfall within fifteen (15) days of the delivery of the agreed upon Closing Balance Sheet.

               (b)  Taxes and Other Prorations.
                    --------------------------

                     (i)  Taxes.  Any Taxes for a period including a pre-Closing
                          -----
          Date partial period (which shall include the Closing Date) and a post-Closing Date partial period shall be apportioned between such pre-Closing Date partial period (which shall be the responsibility of Seller) and such post-Closing Date partial period (which shall be the responsibility of Buyer), based, in the case of real and personal property Taxes on a per diem basis and, in the case of other Taxes, on the actual activities, taxable income or taxable loss of the Restaurant Operations during such pre-Closing Date partial period and such post-Closing Date partial period; provided, however, that any sales or transfer taxes shall be advanced to Buyer by Seller and recovered by Seller from Buyer in accordance with the provisions of
          Section 10.10.

                    (ii)  Other Prorations.  Any and all fees, salaries, real or
                          ----------------
          personal property rental or lease payments, common area maintenance charges, water, gas, electricity and other utilities, interest or other finance charges and other recurring payments other than Taxes (collectively, the "Prorations") shall be apportioned between Seller and Buyer such that Seller shall be responsible for, and/or receive payment of, as applicable, all such Prorations incurred or earned through and including the Closing Date and Buyer shall be responsible for, and/or receive payment of, as applicable, all such Prorations incurred or earned after the Closing Date.

                   (iii)  Rent.  Notwithstanding anything contained herein to
                          ----
          the contrary, Seller shall prepay minimum or basic rent under the Leases through the end of the calendar month in which the Closing Date occurs, but Buyer shall reimburse Seller for such rent accrued from the Closing Date through the end of such month as part of the post-Closing proration procedure described in this Section 11.4.

               (c)  Preparation of Closing Balance Sheet and Post-Closing
                    -----------------------------------------------------
     Schedule.  In order to effect the Closing Balance Sheet adjustments and the
     --------
     apportionment of Taxes and Prorations required by this Section 11.4, Seller shall prepare and deliver to Buyer, within thirty (30) days following the Closing Date, (i) the Closing Balance Sheet prepared in accordance with GAAP and consistent with the past practices used in preparing balance sheets for Seller and (ii) a schedule of such Taxes and Prorations indicating the amount that Seller believes are its responsibility and/or which it is entitled to receive under this Section 11.4 (the "Post-Closing Schedule"). Within fifteen (15) days of receipt of the Closing Balance Sheet and the Post-Closing Schedule, Buyer shall communicate its acceptance or requested changes to Seller. If the Closing Balance Sheet is accepted by Buyer, or the required changes of Buyer are acceptable to Seller, then payment shall be made by the appropriate party as set forth in Section 11.4(a). If the Post-Closing Schedule is accepted by Buyer, or the requested changes of Buyer are acceptable to Seller, then within fifteen
     (15) days of receipt of Buyer's acceptance or request for changes, Seller shall either (i) remit to Buyer by certified check the net amount of Taxes and Prorations required to be paid by Seller in accordance with the accepted schedule or (ii) deliver to Buyer a request for payment of the net amount of Taxes and Prorations required to be paid by Buyer, which amounts shall be paid to Seller by certified check within fifteen (15) days of receipt of such request. If the parties are unable to agree on the Closing Balance Sheet or on the Post-Closing Schedule, then Arthur Andersen LLP, or another "Big Six" accounting firm acceptable to Seller and Buyer, shall prepare the Closing Balance Sheet in accordance with GAAP consistent with the past practices used in preparing balance sheets for Seller and/or the Post-Closing Schedule, as the case may be, which Closing Balance Sheet and/or Post-Closing Schedule shall be binding on both Seller and Buyer, and the fees for the preparation of the Closing Balance Sheet and/or Post-Closing Schedule shall be shared equally by Seller and Buyer.

          11.5  Nonsolicitation of Employees.  Neither Seller nor any
                ----------------------------
Affiliate of Seller shall take any action following the Closing to induce any employee of Buyer or any Affiliate of Buyer to leave the employ of Buyer or any Affiliate of Buyer nor shall Buyer nor any Affiliate of Buyer take any action following the Closing to induce any employee of Seller or any Affiliate of Seller to leave the employ of Seller or any Affiliate of Seller.

          11.6  Proprietary Information.  Seller hereby acknowledges that
                -----------------------
neither Seller nor any of its Affiliates will have, upon termination of the 1993 License Agreement, any right to establish or operate restaurants under the trademark, service mark or trade name "Islands," or any other confusingly similar marks, or utilize the Islands concept, and hereby agrees that neither Seller nor any of its Affiliates will establish or operate restaurants under the trademark, service mark or trade name "Islands," or any other confusingly similar marks, or utilize the Islands concept (including, without limitation, the design, facilities, menus, recipes, supplies and operating concepts utilized in connection with the "Islands" operations), nor will either Seller or its

Affiliates employ those certain advertising, promotional and merchandising methods which are part of the "Islands" operations.

          11.7  Collection of Receivables.  At the Closing, Buyer will
                -------------------------
acquire hereunder, and thereafter Buyer or its designee shall have the right and authority to collect for Buyer's or its designee's account, all customer trade accounts receivable which have been reasonably approved by Buyer, and other items which constitute a part of the Purchased Assets, and Seller shall within forty-eight hours after receipt thereof, properly endorse and deliver to Buyer any letters of credit, documents or checks received on account of or otherwise relating to any such receivables. Seller will promptly transfer or deliver to Buyer or its designee any cash or other property that Seller may receive from and after the Closing Date in respect of any claim, Contract, license, Lease, commitment, sales order, purchase order, letter of credit or receivable of any character, or any other item, constituting a part of the Purchased Assets.

          11.8  Further Assurances.  From and after the Closing Date, each
                ------------------
party hereto will cooperate in good faith with the other party hereto and take all appropriate action and execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereby. Without limiting the generality of the foregoing, at any time and from time to time after the Closing, at Buyer's request and without further consideration, Seller shall execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such action as Buyer may reasonably deem necessary or desirable in order to more effectively transfer, convey and assign to Buyer, and to confirm Buyer's title to, all of Seller's Purchased Assets, to put Buyer in actual possession and operating control thereof and to assist Buyer in exercising all rights with respect thereto. Further, Seller warrants, and hereby covenants, at Seller's sole cost and expense, to defend Buyer's title to the Purchased Assets against all lawful claims and demands of all persons or entities whomsoever which now exist or which may have accrued as of the Closing Date. In addition, Seller agrees to cooperate in good faith with Buyer or Buyer's Representatives to provide whatever information which may be necessary in order to prepare Buyer's interim and 1996 year-end financial statements and Tax returns.

                                  ARTICLE XII

                                  TERMINATION
                                  -----------

          12.1  Termination. This Agreement may be terminated, and the
                -----------
transactions contemplated by this Agreement abandoned, at any time prior to the Closing Date, before or after the approval of the Board of Directors of Seller, the partners of Buyer or the limited partners of IR-L.P.:

               (a)  by mutual written consent of Seller and Buyer;

               (b) by Buyer, if any material representation or warranty by Seller contained in this Agreement shall be incorrect in any material respect when made;

               (c) by Seller, if any material representation or warranty by Buyer contained in this Agreement shall be incorrect in any material respect when made; or

               (d) by Seller or Buyer, if without fault of the terminating party, the Closing Date shall not have occurred on or prior to June 30, 1996.

          12.2  Effect of Termination.  In the event of the termination of
                ---------------------
this Agreement by either Seller or Buyer as provided in Section 12.1 hereof, no party (or any of its partners, stockholders, directors or officers) shall have any liability or further obligation to any other party hereunder of any nature whatsoever, including any liability for damages, unless such party is in default under its obligations hereunder, in which event the party in default shall be liable to the other party for such default. The agreements of any of the parties contained in this Section
12.2 and Sections 13.3, 13.4, 13.5 and 13.8 shall survive the termination of this Agreement. In the event that a condition precedent to a party's obligations is not satisfied, nothing contained herein shall be deemed to require any party to terminate this Agreement and any party hereto may waive such condition precedent to its obligations and proceed with the Closing.

                                 ARTICLE XIII

                                 MISCELLANEOUS
                                 -------------

      13.1  Assignment; Parties in Interest. Neither this Agreement nor any
            -------------------------------
of the rights or obligations hereunder may be assigned, by operation of law or otherwise, by any party without the prior written consent of the other parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns, and no other person shall have any right, benefit or obligation hereunder as a third-party beneficiary or otherwise.

      13.2  Notices. Unless otherwise provided herein, any notice, request,
            -------
instruction or other document to be given hereunder by any party to any other party shall be in writing and shall be deemed to be duly given on the date of delivery if delivered personally and on the date of receipt or refusal indicated on the return receipt if mailed by first class mail, certified or registered, postage prepaid, return receipt requested, and in each case addressed as follows:

    If to Seller:                       Islands Restaurants, Inc.
                                        c/o Chart House Enterprises, Inc.
                                        115 South Acacia Avenue
                                        Solana Beach, California  92075
                                        Attention:  William R. Kuntz, Jr., Esq.,
                                                    General Counsel


    With a courtesy copy to (which      Morgan Lewis & Bockius LLP
    shall not constitute notice):       801 South Grand Avenue
                                        22nd Floor
                                        Los Angeles, California  90017
                                        Attention:  Robert B. Fraser, Esq.

          If to Buyer:                  Islands Florida LP
                                        c/o Seneca Partners, Inc.
                                        8440 Walnut Hill Lane, Suite 800
                                        Dallas, Texas  75231
                                        Attention:  John P. Wagner

          With a courtesy copy to       Allen, Matkins, Leck, Gamble &
          (which & shall not            Mallory LLP
          constitute notice):           18400 Von Karman Avenue, 4th Floor
                                        Irvine, California  92715
                                        Attention:  Jeremy D. Glaser, Esq.

or to such other place and with such other copies as any party may designate as to itself by written notice to the others in accordance with the provisions of this Section 13.2.

          13.3  Confidential Information. The parties acknowledge that the
                ------------------------
transactions described herein are of a confidential nature and shall not be disclosed except to consultants, advisors, Affiliates and other Representatives of the parties hereto, or as required by law, until such time as the parties make a public announcement regarding the transaction in accordance with the provisions of Section 10.8. Each party shall treat as confidential all financial, accounting and other proprietary information of the other that may come into such party's possession during the course of and pursuant to the performance of this Agreement, and each party shall take adequate measures protecting the same to the same extent each party protects against disclosure or destruction of its own financial, accounting and other proprietary information and shall not disclose such confidential information except as required by applicable law, regulation or legal process. The parties shall communicate to their respective Affiliates, agents and employees the confidentiality requirements of this Agreement and take whatever measures may be reasonably necessary to protect and enforce such confidentiality. In the event of the termination of this Agreement for any reason whatsoever, each party shall return to the other all documents, work papers, financial and accounting records, and other material (including all copies thereof) obtained in connection with the transactions contemplated hereby and shall use all reasonable efforts, including instructing its employees and others who have had access to such information, to keep confidential and not to use any such information, unless such information is now, or is hereafter disclosed, through no act or omission of such party, in any manner making it available to the general public.

          13.4  Attorneys' Fees. The parties agree that if it be determined by
                ---------------
any court that any party has failed to perform its obligations herein, then the prevailing party or parties shall be entitled to recover reasonable attorneys' fees, court costs and other reasonable expenses and costs incurred in the enforcement of the rights and obligations set forth in this Agreement, or any claim for damages based on any breach of this Agreement.

          13.5  Choice of Law. This Agreement shall be governed by, and
                -------------
construed in accordance with, the laws of the State of California.

          13.6  Entire Agreement; Amendments and Waivers. This Agreement,
                ----------------------------------------
together with all recitals, Exhibits and Schedules hereto including the Disclosure Schedules (which are incorporated herein by reference), constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

          13.7  Multiple Counterparts. This Agreement may be executed in one or
                ---------------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          13.8  Expenses. Except as provided in Section 10.10, each party hereto
                --------
shall pay its own legal, accounting, out-of-pocket and other expenses incurred in connection with transactions contemplated by this Agreement.

          13.9  Invalidity. In the event that any one or more of the provisions
                ----------
contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

          13.10 Titles. The titles, captions or headings of the Articles and
                ------
Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

     "Seller"                 ISLANDS RESTAURANTS, INC., a Delaware corporation

                              By:    /s/ JOHN M. CREED
                                   -------------------
                                   Name:   John M. Creed
                                   Title:  Chairman and Chief Executive Officer


     "Buyer"                  ISLANDS FLORIDA LP,
                              a Delaware limited partnership

                               By: Islands FL Holdings LP, a Delaware limited partnership
                                    Its:  Sole General Partner

                                    By:  Larkspur Partners, Inc., a Delaware
                                         corporation
                                         Its:  Sole General Partner

                                         By:  /s/ JOHN P. WAGNER
                                             --------------------
                                             Name:   John P. Wagner
                                             Title:  Vice President,
                                                     Secretary and Treasurer

                            SECURED PROMISSORY NOTE



$3,000,000.00                                          Solana Beach, California
                                                                April ___, 1996


          FOR VALUE RECEIVED, the undersigned hereby promises to pay to ISLANDS RESTAURANTS, INC., a Delaware corporation ("Lender"), or order, at 115 South Acacia Avenue, Solana Beach, California 92075-1803, or at such other address as the holder of this Secured Promissory Note ("Note") may specify in writing, the principal sum of THREE MILLION DOLLARS ($3,000,000.00) plus interest in the manner and upon the terms and conditions set forth below. This Note is made in connection with that certain Loan and Security Agreement, dated as of even date herewith, between the undersigned and Lender (as hereafter amended, restated, supplemented, or modified from time to time, the "Agreement"), the provisions of which are incorporated herein by reference. All capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to them in the Agreement.

          1.  Rate of Interest
              ----------------

          The principal balance of this Note shall bear simple interest from the date hereof at a fixed rate per annum equal to nine percent (9%) based upon a 365 day year and the actual number of days elapsed. Upon the occurrence and during the continuation of an Event of Default under the Agreement, the rate of interest on this Note shall, at the option of the holder of this Note, be increased to thirteen percent (13%) per annum.

          In no event shall the interest rate or rates payable under this Note, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. The undersigned and Lender intend legally to agree upon the rate or rates of interest (and the other amounts paid in connection herewith) and manner of payment stated within this Note; provided, however, that anything contained herein to the contrary notwithstanding, if said interest rate or rates of interest (or other amounts paid in connection herewith) or the manner of payment exceeds the maximum allowable under applicable law, then, ipso facto as of the date of this Note, the undersigned is and shall be liable only for the payment of such maximum as allowed by law, and payment received from the undersigned in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of this Note to the extent of such excess.

          2.  Schedule of Payments
              --------------------

          Principal and interest under this Note shall be due and payable in accordance with the following schedule:

             a. Beginning _____________ ___, 1996, and continuing thereafter for the succeeding 11 months, principal and interest shall be due and payable in arrears on the fifteenth day of each month in monthly installments equal to the lesser of (a) $26,991.78 (the "Fixed Payment"), and (b) the undersigned's Net Income (as defined below) received during the previous calendar month (the "Cash Flow Payment") (the lesser of the Fixed Payment and the Cash Flow Payment being hereinafter referred to as the "Minimum Payment"). In the event that the undersigned pays the Cash Flow Payment in any month, then the Fixed Payment for the immediately succeeding month shall be increased by the amount of the excess of $26,991.78 over the Cash Flow Payment actually paid for such month. The amount of the Fixed Payment for each subsequent month shall continue to be adjusted based upon the difference between the amount actually paid with respect to this Note in the immediately preceding month and the then existing amount of the Fixed Payment. On ________________, 1997, the difference between the Fixed Payment as of such date and the Minimum Payment made on such date (the "Accrued Shortfall") shall be added to the principal balance of this Note as of _________ 1, 1997, and such Accrued Shortfall shall begin accruing interest thereafter as of ___________ ___, 1997, at the rates specified herein.

          "Net Income" shall mean the undersigned's gross cash proceeds received by the undersigned from partnership operations (including sales and other dispositions of Property (as defined in the undersigned's Partnership Agreement) but excluding any refinancings of Property) less (i) all usual and necessary
                                            ----
expenses incurred by the undersigned in the ordinary course of the undersigned's restaurant operations, (ii) expenditures for capital improvements and replacements, and (iii) reasonable reserves established by the general partner of the undersigned pursuant to the undersigned's Partnership Agreement.

             b. On __________ ___, 1997, the monthly Fixed Payment shall be recalculated by Lender taking into consideration any Accrued Shortfall added to the principal balance of this Note (with such recalculation based on full amortization of the remaining principal balance of the Note over 19 years and an interest rate equal to the rate specified in Section 1 of this Note) (such recalculated Fixed Payment shall be referred to herein as the "Adjusted Fixed Payment"). Lender shall further provide notice to the undersigned of the amount of the Adjusted Fixed Payment within five (5) business days of such recalculation. Beginning on ____________ 1, 1997, and continuing thereafter on the first (1st) business day of each succeeding month (until the Maturity Date, as defined below) principal and interest shall be due and payable in arrears in monthly installments equal to the Adjusted Fixed Payment.

             c. In the event that the undersigned has paid with respect to any month the full amount of the Fixed Payment (as adjusted from time to time as set forth above in paragraph ("a") of this Section 2) or the Adjusted Fixed Payment then, in addition to such Fixed Payment or Adjusted Fixed Payment (as applicable), the undersigned shall pay to Lender, in arrears on the fifteenth day of each month, beginning on ________________, 1996, an amount equal to all of the Adjusted Net Income (as defined below) received by the undersigned during the previous calendar month. "Adjusted Net Income" shall mean the undersigned's Net Income less an amount equal to the accrued and unpaid indemnification obligations of Lender owing to the undersigned, the undersigned's general partner, or any of their respective Affiliates or representatives pursuant to
Section 11.3(e) of that certain Asset Purchase Agreement between Lender and the undersigned.

             d. All sums remaining unpaid under this Note as of ____________ 1, 2011 (the "Maturity Date") shall be due and payable in full on the Maturity Date.

          Each of the foregoing payments shall be credited first to fees and costs owing under or in connection with the Loan Documents, then to accrued interest, and then to principal. All payments shall be made in lawful money of the United States, without offset, deduction, or counterclaim of any kind.

          3.  Prepayment
              ----------

          Voluntary prepayments of the principal balance of this Note shall be permitted at any time; provided that each such prepayment shall be accompanied by all interest that has accrued and remains unpaid with respect to the amount of principal being repaid. Amounts repaid or prepaid with respect to this Note may not be reborrowed. Partial prepayments of principal shall be applied to scheduled payments of principal in the inverse order of their maturity.

          4.  Holder's Right of Acceleration
              ------------------------------

          Upon the occurrence and during the continuation of an Event of Default under the Agreement, including, but not limited to, the failure to pay any installment of principal or interest hereunder when due and after the expiration of any applicable grace period, the holder of this Note may, at its election and without notice to the undersigned, declare the entire balance hereof (including, but not limited to, all principal and interest) immediately due and payable.

          5.  Additional Rights of Holder
              ---------------------------

          If any installment of principal or interest hereunder is not paid when due, the holder shall have the right to (in addition to the other rights set forth herein, in the Agreement, and under law) compound interest by adding the unpaid interest to principal, with such amount thereafter bearing interest at the rates provided in this Note.

          6.  General Provisions
              ------------------

              a. If this Note is not paid when due, the undersigned further promises to pay all costs of collection, foreclosure fees, and reasonable attorneys' fees incurred by the holder, whether or not suit is filed hereon, together with the fees, costs and expenses as provided in the Agreement

              b. The undersigned hereby consents to the acceptance, release, or substitution of security for this Note.

              c. Presentment for payment, demand, notice of dishonor, protest, and notice of protest are hereby expressly waived.

              d. Any waiver of any rights under this Note or the Agreement is neither valid nor effective unless made in writing and signed by the holder of this Note.

              e. No delay or omission on the part of the holder of this Note in exercising any right shall operate as a waiver thereof or of any other right.

              f. A waiver by the holder of this Note upon any one occasion shall not be construed as a bar or waiver of any right or remedy on any future occasion.

              g. Should any one or more of the provisions of this Note be determined illegal or unenforceable, all other provisions shall nevertheless remain effective.

              h. This Note cannot be changed, modified, amended, or terminated orally.

              i. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of California, without reference to the principles of conflicts of laws thereof.

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

          7.  Security for this Note
              ----------------------

          This Note is secured by the collateral described in the Agreement and the other Loan Documents, and is subject to all of the terms and conditions thereof including, but not limited to, the limitation on the remedies specified therein.

          8.  Non-Recourse
              ------------

          Notwithstanding anything to the contrary contained herein or in any other Loan Document, but without in any manner impairing the validity of any Loan Document or any security interests granted therein, in the event of any default under the terms of any Loan Document, Lender agrees that (a) Lender will not hold Islands Restaurants, L.P., the undersigned, Seneca Partners, Inc., Larkspur Partners, Inc., John Wagner, Anthony DeGrazier, or any of their respective Affiliates personally liable for payment of the Obligations or for any other sums due as a result of any Event of Defaults under any Loan Document,
(b) no judgment based on this Note or any of the other Loan Documents shall be sought or obtained by Lender against any of the foregoing persons or entities and the sole recourse of Lender against such persons and entities under this Note and each of the other Loan Documents shall be limited to the Collateral, and (c) Islands FL Holdings LP's liability with respect to such a default shall only be as set forth in the Guaranty.

          IN WITNESS WHEREOF, this Note has been executed and delivered on the date first set forth above.


                              ISLANDS FLORIDA LP,
                              a Delaware limited partnership

                              By:   Islands FL Holdings LP,
                                    a Delaware limited partnership
                              Its:  Sole General Partner

                                    By:  Larkspur Partners, Inc.,
                                         a Delaware corporation
                                    Its: Sole General Partner

                                         By:____________________
                                         Print Name:
                                         Title:

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